UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

CALLIDUS SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

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CALLIDUS SOFTWARE INC.
4140 Dublin Boulevard, Suite 400
Dublin, California 94568

To our stockholders:

       You are cordially invited to attend the 2017 annual meeting of stockholders of Callidus Software Inc., which is scheduled to be held on Wednesday, June 14, 2017, at 10:00 a.m. Pacific Time at our headquarters located at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568.

       We are mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 17, 2017, other than to stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials, which will be mailed on or about April 27, 2017, contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our annual report, which contains information about our business and includes our 2016 audited financial statements, and instructions with respect to how to vote your shares. This notice will also contain instructions on how to request a printed copy of our proxy materials. Details about the business to be conducted at the 2017 annual meeting of stockholders are described in the following notice of annual meeting and proxy statement.

       Your vote is important. Whether or not you plan to attend the annual meeting, please vote your shares as promptly as possible to ensure your representation at the annual meeting. For instructions about voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials, and the question and answer section of the proxy statement.

Sincerely,

ROXANNE OULMAN Executive Vice President, Chief Financial Officer

Dublin, California
April 27, 2017

YOUR VOTE IS IMPORTANT

To assure your representation at the annual meeting, please review the specific instructions on how to vote your shares in the Notice of Internet Availability of Proxy Materials that you received in the mail, and review the section below entitled "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?", or, if you requested printed proxy materials, complete, sign and date the enclosed proxy card and return it in the enclosed envelope, all as promptly as possible.

CALLIDUS SOFTWARE INC.
4140 Dublin Boulevard, Suite 400
Dublin, California 94568
(925) 251-2200

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m. Pacific Time, on June 14, 2017
PLACE:	Callidus Software Inc. 4140 Dublin Boulevard, Suite 400 Dublin, California 94568
ITEMS OF BUSINESS:	(1)	Elect Class II directors.
	(2)	Approve an amendment to the 2013 Stock Incentive Plan.
	(3)	Hold an advisory vote on executive compensation.
	(4)	Hold an advisory vote on the frequency of future advisory votes on executive compensation.
	(5)	Ratify appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017.
	(6)	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on the record date of April 17, 2017.
VOTING BY PROXY:
Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials.
2016 ANNUAL REPORT:	A copy of our annual report can be obtained by following the instructions on the Notice of Internet Availability of Proxy Materials.
DATE OF MAILING:
A Notice of Internet Availability of Proxy Materials will be mailed to you on or about April 27, 2017. The notice will provide instructions on how to access this proxy statement, any accompanying proxy card or voting instruction form and our 2016 annual report, as applicable, via the Internet and/or how to request a printed copy of these materials.

       IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2017. The proxy materials, including this proxy statement and our annual report, which includes our 2016 Annual Report on Form 10-K, are available on the following website: http://proxydocs.calliduscloud.com.

       Please submit your proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not you expect to attend the meeting in person.

By Order of the Board of Directors

ROXANNE OULMAN Executive Vice President, Chief Financial Officer

Dublin, California
April 27, 2017

CALLIDUS SOFTWARE INC.

2017 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS
CALLIDUS SOFTWARE INC.
(Solicited on behalf of the Board of Directors)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, THE PROXY MATERIALS AND VOTING YOUR SHARES

WHAT IS A PROXY?

       The board of directors of Callidus Software Inc. is soliciting your vote at our 2017 annual meeting of stockholders. You may designate another person to vote the shares you own; that person is called a proxy holder and the document that authorizes the votes is called a proxy or proxy card. Our board has designated Leslie J. Stretch and Roxanne Oulman as proxy holders for proxies solicited by the board for our 2017 annual meeting of stockholders.

WHO CAN VOTE AT THE MEETING?

       Our board of directors established April 17, 2017 as the record date for our 2017 annual meeting of stockholders. Stockholders of record at the close of business on the record date are entitled to:

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    receive notice of the meeting; and

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    vote at the meeting and any adjournments or postponements of the meeting.

       On April 17, 2017, the record date for the annual meeting, 64,862,796 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

       Under rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are permitted to furnish our proxy materials to our stockholders by providing access to such materials over the Internet, rather than mailing printed copies of those materials to each stockholder. Each stockholder who receives a Notice of Internet Availability of Proxy Materials and/or printed materials has the right to vote on all matters presented at the meeting.

       You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will provide instructions as to how you may access and review a copy of our proxy materials on the Internet, including this proxy statement and our annual report. The notice also includes instructions for requesting a printed copy of the proxy materials. If you share an address with another stockholder and have received only one notice, follow the instructions on the notice to request a separate copy of these materials to be sent to you at no cost. Beneficial owners (as described below) may contact their broker, bank or nominee to request a separate copy of these materials.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

       No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the notice and returning it. The notice provides instructions on how to cast your vote. For additional information, see "Questions and Answers About the

Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "STOCKHOLDER OF RECORD" AND HOLDING SHARES AS "BENEFICIAL OWNER" OR IN "STREET NAME"?

       Most stockholders hold their shares through an account with a broker, bank or nominee rather than directly in their own name, and are known as "beneficial owners" of their shares, holding the shares in "street name". As summarized below, there are some distinctions between shares held of record and those owned beneficially or in street name.

       Stockholder of Record:    If your ownership of shares is registered directly in your name with our transfer agent, you are considered the "stockholder of record" of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us by submitting your vote by physical proxy, by telephone or Internet, or by voting in person at the annual meeting. For additional information, see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below.

       Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or nominee, you are considered the "beneficial owner" of shares held in street name, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

       Stockholder of Record:    If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

         By Written Proxy:     Stockholders of record who have specifically requested and received printed proxy materials can vote their shares by marking, signing and timely returning the proxy card that is enclosed with the printed proxy materials.

         By Telephone or over the Internet:    Stockholders of record who received the Notice of Internet Availability of Proxy Materials can vote their shares via the Internet by following the instructions provided in the notice. In addition, stockholders who requested a printed set of proxy materials may vote over the telephone. Stockholders of record who vote by telephone or via the Internet need not return a proxy card by mail. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on June 13, 2017.

         In Person:     All stockholders of record may vote in person at the annual meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

       Beneficial Owner:    Beneficial owners should have received the Notice of Internet Availability of Proxy Materials or voting instructions from their broker, bank or nominee. Beneficial owners must follow the instructions in the notice or voting instructions provided by their broker, bank or nominee in order to direct such broker, bank or nominee as to how to vote their shares. The availability of telephone and

Internet voting depends on the voting process of such broker, bank or nominee. Street name or beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

       A majority of our outstanding shares as of the record date must be present, in person or by proxy, at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if the holder of the shares:

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    is present and votes in person at the annual meeting;

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    has timely voted their shares by telephone or over the Internet; or

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    has timely and properly submitted a proxy card.

       If there are not enough shares present in person, by telephone, over the Internet, and by timely and properly submitted proxy cards to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

HOW ARE ABSTENTIONS COUNTED?

       Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. For purposes of determining the presence of a quorum, abstentions are counted as present. Abstentions will have: (i) no effect on Proposal One (for the election of directors); (ii) the effect of a vote against Proposal Two (to approve an amendment to the 2013 Stock Incentive Plan); (iii) the effect of a vote against Proposal Three (an advisory vote on our executive compensation); (iv) no effect on Proposal Four (an advisory vote on the frequency of future advisory votes on executive compensation); and (v) the effect of a vote against Proposal Five (to ratify the selection of KPMG LLP ("KPMG") as our independent auditors for the fiscal year ending December 31, 2017).

WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?

       Stockholders should specify their choice for each issue to be voted upon at the annual meeting, by telephone or over the Internet, in person, or by written proxy, as applicable. If no proxy is returned (including by telephone or over the Internet) or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at the annual meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:

       Stockholder of Record:    If you are a stockholder of record and you do not return a proxy (including by telephone or over the Internet), your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists. If you do return a proxy (including by telephone or over the Internet), but you fail to specify how your shares should be voted on one or more issues to be voted upon at our annual meeting, then, to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two to approve an amendment to the 2013 Stock Incentive Plan as described in this proxy statement; (iii) FOR Proposal Three to approve, on an advisory basis, our executive compensation; (iv) FOR Proposal Four to approve, on an advisory basis, a frequency of one year for our stockholders' vote on executive compensation; and (v) FOR Proposal Five to ratify the selection of KPMG as our independent auditors for the fiscal year ending December 31, 2017.

       Beneficial Owner:    If you are a beneficial owner and (i) you do not return a proxy (including by telephone or over the Internet) to your broker, bank or nominee who holds your shares, or (ii) you do provide a proxy (including by telephone or over the Internet), but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker, bank or nominee may exercise discretionary authority to vote your shares on routine proposals, but may not vote your shares on non-routine proposals. However, the shares that cannot be voted by brokers, banks and other nominees on non-routine matters, but are represented at the meeting, will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with our annual meeting, but such shares are not considered entitled to vote on the non-routine proposals.

       We believe that under applicable rules, Proposal Five: Ratification of Appointment of Independent Auditors, to ratify the selection of KPMG as our independent auditors for the fiscal year ending December 31, 2017, is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and not voted by the applicable beneficial owners.

       However, we believe that all other proposals for consideration at the annual meeting are considered non-routine matters under applicable rules. Accordingly, brokers, banks or other nominees cannot vote on any of these proposals without instructions from beneficial owners.

HOW DO I CHANGE OR REVOKE MY PROXY?

       You may change or revoke your proxy at any time before it is voted. Proxies for shares held of record may be changed or revoked by timely: (i) filing with our Secretary a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a later dated proxy relating to the same shares and submitting it over the Internet, by telephone, or by mail to our Secretary, or (iii) by attending our annual meeting and voting in person (although attendance will not constitute a revocation of a proxy). Any notice of revocation or subsequent proxy must be delivered prior to the commencement of the vote at the annual meeting. Any written notice of revocation or subsequent proxy for shares held of record should be delivered to: Callidus Software Inc., 4140 Dublin Boulevard, Suite 400, Dublin, California 94568, Attention: Secretary.

       Proxies for shares held in "street name" by beneficial owners may be changed or revoked by following the directions provided by your broker, bank or nominee regarding how to change or revoke your proxy, or if you have obtained a legal proxy from the holder of record giving you the right to vote your shares, by attending our annual meeting and voting in person.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD AND/OR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

       It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares by, as applicable, completing and returning each proxy card or following the instructions on each Notice of Internet Availability of Proxy Materials you receive. For additional information, see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" above.

HOW DO I PROPOSE ACTIONS FOR CONSIDERATION OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS?

       Stockholders may submit proposals for consideration at a future annual meeting of stockholders, including director nominations. The manner in which you may present a proposal or nominate a candidate for the board of directors is described in our bylaws. You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our Internet website located at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. If you submit the name of a candidate for nomination to the board of directors to the Secretary, you should also submit all information relating to such potential nominee required under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including biographical and other information about the candidate, a statement of the candidate's qualifications and any other data that supports the nomination.

       Pursuant to Rule 14a-8 of the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to our Secretary in a timely manner. In order to be considered for inclusion in our proxy materials for our 2018 annual meeting of stockholders, proposals must be received by us no later than December 28, 2017 and have complied with the requirements of Rule 14a-8 of the Exchange Act.

       Stockholders intending to present a proposal at our 2018 annual meeting, but not intending to have such proposal included in our 2018 proxy materials, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that you must submit a written notice of intent to present such a proposal to our Secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such proposals for the 2018 annual meeting on or after February 14, 2018 and on or before March 16, 2018. Notices received outside of this period, along with any proposals contained therein, will be considered untimely and the proposals or nominees set forth therein will not be brought before the annual meeting.

WHO BEARS THE COST OF THIS SOLICITATION?

       We pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees and fiduciaries who represent beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

       We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials to multiple stockholders who have the same last name and share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request to us at Callidus Software Inc., 4140 Dublin Blvd., Suite 400, Dublin, California, 94568, Attn: Secretary or by telephone at (925) 251-2200, we will promptly deliver a separate copy of the annual report, the Notice of Internet Availability of Proxy Materials and/or, as applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of the materials. To request separate delivery of these materials now or in the future, or to request delivery of a single copy of the annual report, notice or proxy materials if you are receiving multiple copies, you may submit a written request to the above address or call the above telephone number.

PROPOSAL ONE: ELECTION OF DIRECTORS

       In voting on the election of our director nominees, stockholders may:

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    vote in favor of all nominees;

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    withhold votes as to all nominees; or

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    withhold votes as to specific nominees.

       Assuming a quorum is present, directors will be elected by a plurality of the votes cast.

       Our bylaws provide that the board of directors may consist of five to nine directors, the exact number of which is determined by the board of directors from time to time. The board of directors has set the authorized number of board members at seven.

       Our certificate of incorporation and bylaws provide for the board of directors to be divided into three classes, each with a three-year term. The term of office for Class II directors expires at our 2017 annual meeting, the term of office for Class III directors expires at our 2018 annual meeting, and the term of office for our Class I directors expires at our 2019 annual meeting. A director who is elected to fill a vacancy will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

       Our board of directors is presently composed of seven members, six of whom are independent directors within the meaning of the listing standards of the The NASDAQ Stock Market ("NASDAQ"). The two nominees standing for election at the 2017 annual meeting are Class II directors whose terms of office expire at such meeting. These nominees are current members of the board of directors and one of the nominees, Kevin M. Klausmeyer, has been previously elected by the stockholders. If elected at the 2017 annual meeting, each Class II nominee would serve until the 2020 annual meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

       The current members of our board directors are listed in the table below:

Class II (2017)	Class III (2018)	Class I (2019)
Kevin M. Klausmeyer	Charles M. Boesenberg	Mark A. Culhane
James D. White	Nina L. Richardson	Murray D. Rode
Leslie J. Stretch

Vote Required

       The two Class II directors being voted on this year will be elected by a plurality of the votes cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.

Majority Vote Policy

       Our corporate governance guidelines set forth the procedures if a nominee for director is elected but receives a majority of "withheld" votes. In an uncontested election (i.e., an election where the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") is obligated to tender his or her resignation to the board of directors promptly following certification of the stockholder vote. This year's election is an uncontested election.

       In the event of a tendered resignation following a Majority Withheld Vote, the nominating and corporate governance committee (the "NCG committee") will thereafter promptly consider the resignation offer and recommend alternatives to the board of directors with respect to the tendered resignation, which may include accepting the resignation, maintaining the director but addressing the underlying cause of the withheld votes, resolving not to re-nominate the director in the future, rejecting the resignation, or taking any other action the committee deems to be appropriate and in our best interests. In considering what action to recommend with respect to the tendered resignation, the NCG committee will take into account all factors deemed relevant by the members of the NCG committee, including, without limitation, any stated reasons why stockholders "withheld" votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the board of directors, the particular directors' contributions to us and our corporate governance guidelines.

       The board of directors will act on the NCG committee's recommendation no later than 90 days following certification of the stockholder vote. In considering the NCG committee's recommendation, the board of directors will consider the factors and possible actions considered by the NCG committee and such additional information, factors and possible actions the board of directors believes to be relevant or appropriate.

       Following the board of directors' decision on the NCG committee's recommendation, we will promptly disclose the board of directors' action with respect to the tendered resignation (providing a description of the process by which the decision was reached and, if applicable, the reasons for not accepting the tendered resignation) in a Form 8-K filed with the SEC.

       Except as indicated below, any director who tenders his or her resignation pursuant to this provision shall not participate in the NCG committee's recommendation or the board of directors' consideration regarding the action to be taken with respect to the tendered resignation. If a majority of the members of the NCG committee receive a Majority Withheld Vote at the same election, then the independent directors who are on the board of directors who did not receive a Majority Withheld Vote will appoint a committee amongst themselves solely for the purpose of considering the tendered resignation(s) and will recommend to the board of directors action to be taken with respect to the tendered resignation(s). This committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote. If all of the independent directors receive Majority Withheld Votes, all directors will participate in the consideration of the action to be taken with respect to the tendered resignation(s). To the extent that one or more directors' resignation(s) are accepted by the board of directors, the NCG committee will recommend to the board of directors whether to fill such vacancy or vacancies or to reduce the size of the board of directors.

       It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

       Set forth below is biographical information for each of the director nominees as well as for each director whose term of office will continue after the 2017 annual meeting of stockholders.

Information about Director Nominees

       Kevin M. Klausmeyer, age 58, has served as a director of Callidus since 2013. He also currently serves on the board of directors of Hortonworks, Inc., a public company that develops and supports an open source data platform, and various privately-held companies, including Unitrends, Inc., a data back-up and disaster recovery software company. Mr. Klausmeyer also previously served on the boards of Quest Software, Inc. and Sourcefire, Inc., both public companies, acquired by Dell Inc. and Cisco Systems, Inc., respectively. From 2006 to 2011, Mr. Klausmeyer was Chief Financial Officer of The Planet, Inc., one of the pioneers in the infrastructure-as-a-service (IaaS) market. Before joining The Planet, Mr. Klausmeyer was Chief Financial Officer of RLX Technologies, Inc., a developer of management and provisioning software, and of PentaSafe Security Technologies, Inc., an enterprise security management software provider. Mr. Klausmeyer previously held positions with BMC Software, Inc., an IT management software company, and spent 13 years in public accounting with Arthur Andersen LLP. Mr. Klausmeyer graduated from the University of Texas with a B.B.A. in Accounting. Mr. Klausmeyer's extensive experience with companies in the software and technology industry, deep understanding of the complex financial and operational issues facing global companies, and extensive knowledge of accounting principles and financial reporting rules and regulations represent a valuable skillset for our board of directors.

       James D. White, age 56, has served as a director of Callidus since July 2016. Mr. White is the former Chairman, President and CEO of Jamba, Inc., a restaurant retailer, and is credited with the turnaround and transformation of Jamba, Inc. to a healthy living brand. He spent the balance of his three decade career in executive roles, including at Safeway, Inc., The Gillette Company, Ralston Purina Petcare Co. and The Coca-Cola Company. Mr. White currently sits on several corporate boards, including the DeVry Education Group and Panera Bread Company, and on several non-profit boards, including Juma Ventures and Conscious Capitalism. Previously, Mr. White served on the boards on Hillshire Brands Company and Keane, Inc. Mr. White holds an M.B.A. from Fortbonne University and a B.S. from the University of Missouri. The board of directors believes that Mr. White's extensive executive experience with global companies is an important asset that assists our board of directors and management as the company continues to scale and grow.

Information about Other Directors

       Charles M. Boesenberg, age 68, has served as a director of Callidus since 2006, as Executive Chairman of the Board from 2007 to 2008, and as Chairman of the Board since 2008. From 2002 to 2006, Mr. Boesenberg served as Chief Executive Officer and Chairman of the Board at NetIQ Corporation, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM Corporation, a multinational technology and consulting corporation, and Apple Inc., a global provider of various products and related software, peripherals and services, and served as President and Chief Executive Officer of Central Point Software Inc., Magellan Navigation, Inc. and Integrated Systems Inc. Mr. Boesenberg currently serves as a member of the board of directors of Boingo Wireless, Inc., a Wi-Fi software and services provider. Previously, Mr. Boesenberg was a director at Silicon Graphics International Corp., Websense, Inc., Keynote Systems, Inc., Ancestry.com Inc., Interwoven Inc., Symantec Corporation, Macromedia, Inc. and Maxtor Corporation. Mr. Boesenberg holds a B.S. in Mechanical Engineering from the Rose Hulman Institute of Technology and a M.S. in Business Administration from Boston University. Mr. Boesenberg is a veteran leader adept at implementing and advancing strategic initiatives, negotiating mergers and acquisitions, managing corporate operations and guiding executives. His familiarity and skill in interacting with the investment community also adds to his value to the board of directors.

       Mark A. Culhane, age 57, has served as a director of Callidus since 2010. From 2012 to 2016, Mr. Culhane was Chief Financial Officer at Lithium Technologies, Inc., a software company that helps companies better connect with their customers. From 2001 to 2012, Mr. Culhane was Executive Vice President and Chief Financial Officer of DemandTec, Inc., an IBM Corporation company that provides consumer demand management solutions. Previously, Mr. Culhane worked at iManage, Inc., a provider of e-business content and collaboration software, SciClone Pharmaceuticals, Inc., an international biopharmaceutical company, and at the public accounting firm Price Waterhouse. Mr. Culhane earned his

B.S. in Business Administration from the University of South Dakota. The board of directors believes that Mr. Culhane's extensive experience in key operational and financial positions, along with his decade of work as an auditor, provide the board of directors and our audit committee with valuable insight and perspectives regarding public company accounting, particularly in light of our focus on recurring revenues.

       Nina L. Richardson, age 58, has served as a director of Callidus since February 2017. Ms. Richardson has over 30 years of experience in engineering, manufacturing, sales, supply chain management and global operations and has held executive positions in a variety of industries, including consumer electronics, technology, energy, lighting and manufacturing. She currently serves as managing director of Three Rivers Energy, a company she cofounded in 2004, and advisor to Eargo Inc., a private company that makes hearing devices. From 2013 to 2015, Ms. Richardson served as Chief Operating Officer of GoPro, Inc., a consumer technology company. She sits on the boards of two other public companies, Zayo Group Holdings, Inc., a global provider of communications infrastructure services, and Silicon Laboratories Inc., a provider of silicon, software and solutions for the Internet of Things. Ms. Richardson also serves on the board of a private company, ExploraMed NC7, LLC, and on the board of a nonprofit organization, We Care Solar. She is a former director of Silicon Graphics International Corp. Ms. Richardson holds a B.S. in Industrial Engineering from Purdue University and an Executive M.B.A. from Pepperdine University. As a proven executive with decades of experience across a variety of industries, Ms. Richardson adds a valuable perspective to our board of directors.

       Murray D. Rode, age 52, has served as a director of Callidus since 2014. Mr. Rode is currently Chief Executive Officer and a director of TIBCO Software Inc., a private company that enables digital business solutions for its customers by interconnecting everything – systems, processes, APIs and data – in real time and providing augmented intelligence for everyone, from business users to data scientists. Mr. Rode began his career with TIBCO's predecessor company in 1995. He was instrumental in the creation of TIBCO Software in 1997, its subsequent public offering in 1999 and its sale to Vista Equity Partners in 2014. He has held a diverse set of roles during his tenure at TIBCO prior to becoming CEO, including Chief Operating Officer, Chief Financial Officer and Executive Vice President, Strategic Operations. Mr. Rode was a management consultant before joining TIBCO and holds a B.A. degree from the University of Alberta, Canada. Mr. Rode's knowledge of the software industry and his extensive operational expertise add an important perspective to our board of directors.

       Leslie J. Stretch, age 55, has served as our President and CEO since 2007 and has served as a director of Callidus since 2008. Mr. Stretch was our Senior Vice President, Global Sales, Marketing and On-Demand Business in 2007, our Senior Vice President, Worldwide Sales from 2006 to 2007 and Vice President, Worldwide Sales from 2005 to 2006. Mr. Stretch currently serves on the board of directors of QAD Inc., a provider of enterprise software and services for global manufacturers, and on the advisory council of Warburg Pincus LLC, a private equity firm. Prior to joining Callidus, Mr. Stretch served as interim Chief Executive Officer for The Hamsard Group, plc., a software solutions and services provider, in the United Kingdom during 2005. Previously, Mr. Stretch served in a variety of roles at Sun Microsystems, Inc., a computer networking company, most recently as Senior Vice President of Global Channel Sales. Prior to joining Sun Microsystems, Inc. (since acquired by Oracle Corporation), Mr. Stretch served in a variety of roles at Oracle Corporation, UK, an enterprise software provider. Mr. Stretch holds a B.A. in Economics and Economic History from the University of Strathclyde and a Postgraduate Diploma in Computer Systems Engineering from the University of Edinburgh. Mr. Stretch is a sales veteran with more than 20 years of increasing responsibilities across small to very large multi-national sales organizations. His thorough understanding of the motivating factors that drive sales representatives as well as the challenges that organizations encounter managing sales performance programs helps to establish and direct our corporate goals and objectives. Additionally, as our President and CEO, Mr. Stretch's oversight of all facets of our business provides him with a comprehensive understanding of our operations, goals and opportunities critical to the supervisory role of our board of directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

       Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.

       Our board of directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our board and management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the U.S. securities laws, SEC rules, and the listing standards of NASDAQ. In doing so, our board of directors also reviewed current best practices of similarly situated public companies.

       Besides verifying the independence of the members of our board of directors and committees (which is discussed in the section entitled "Independence of the Board of Directors" below), at the direction of our board, we also:

    •
    periodically review and make necessary changes to the charters for our audit and qualified legal compliance, compensation and NCG committees;

    •
    have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

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    have a procedure in place for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

    •
    have a code of business conduct and ethics that applies to our officers, directors and employees.

       In addition, we have adopted a set of corporate governance guidelines. The NCG committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Our corporate governance guidelines address matters such as:

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    Director Independence – Independent directors must constitute a substantial majority of our board of directors.

    •
    Monitoring Board Effectiveness – The board of directors must conduct an annual self-evaluation of the board of directors and its committees.

    •
    Chairman of the Board – The role and responsibilities of the Chairman of the Board are generally described in our corporate governance guidelines, as described under the section entitled "Board Leadership Structure" below.

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    Executive Sessions of Directors – The Chairman of the Board and/or the independent chairpersons of the applicable committees regularly lead meetings among non-employee directors without management present.

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    Board Access to Independent Advisors – Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate.

    •
    Board Committees – All members of the audit, compensation and NCG committees are independent in accordance with applicable NASDAQ criteria.

       Copies of our corporate governance guidelines, code of business conduct and ethics, and committee charters can be found on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

Meetings of the Board of Directors

       Our board of directors held eleven regular and special meetings in 2016. Each director attended at least 75% of the aggregate number of meetings of the board and committees on which such director served that were held during 2016. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and keeping themselves informed about our business and operations. Directors are also expected to make every effort to attend all meetings of the board of directors and of the committees on which they serve, and are invited and encouraged to attend our annual meetings of stockholders. All of our directors attended our 2016 annual meeting of stockholders.

Risk Oversight

       The role of our board of directors in our risk oversight process includes receiving regular reports from senior management on areas of material risk to our business, including operational, financial, legal and regulatory, strategic, ethical and reputational risks. Our board has formalized this process by establishing a Corporate Compliance Program and appointing a Chief Compliance Officer to oversee its operations. The entire board of directors (or an appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the Chief Compliance Officer, as well as additional comments or recommendations from any member of senior management, to enable it to understand our risk identification, risk management and risk mitigation processes and strategies. Additionally, when a committee receives a report on a particular risk, the chairperson of the relevant committee may also report on the discussion to the entire board of directors during the committee reports portion of the next meeting of the board. This enables the board and its committees to coordinate the risk oversight role.

Code of Business Conduct and Ethics

       We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. During 2016, no waivers were granted from any provision of the code of business conduct and ethics.

       A copy of our code of business conduct and ethics is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/ and may also be obtained without charge by contacting our Secretary at Callidus Software Inc., 4140 Dublin Boulevard, Suite 400, Dublin, California 94568. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website referred to above.

Stockholder Communications with the Board of Directors

       Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Callidus Software Inc., 4140 Dublin Boulevard, Suite 400, Dublin, California 94568 or by e-mail to callidusboard@calliduscloud.com. Stockholders and others may direct their correspondence to the Chairperson of the board or to our Secretary. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of our audit committee and handled in accordance with applicable procedures established by the audit committee.

Independence of the Board of Directors

       Consistent with our corporate governance guidelines and NASDAQ rules, our board of directors has determined that, as of the date of this proxy statement, all of the members of our board of directors other than our Chief Executive Officer ("CEO") are "independent directors." All members of the audit and qualified legal compliance committee, the compensation committee, and the NCG committee are "independent directors."

Board Leadership Structure

       The positions of CEO and Chairman of the Board are separate. The board of directors believes that separating these roles provides the right foundation to pursue strategic and operational objectives, while maintaining effective oversight and objective evaluation of corporate performance.

       Our Chairman of the Board is an independent director. Mr. Boesenberg currently serves as our Chairman of the Board.

       The board of directors has the authority, with input of the NCG Committee, to define the duties of each or both of those roles, as they may change from time to time. Some of the duties allocated by the board to these two positions include:

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    presiding at meetings of the board of directors;

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    presiding at executive sessions of the independent directors;

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    serving as a liaison between the CEO and the independent directors and leading the process of the CEO's annual evaluation;

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    approving meeting agendas for the board of directors;

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    approving meeting schedules to assure that there is sufficient time for discussion of all items;

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    the authority to call meetings of the independent directors; and

    •
    being available for consultation and direct communication if requested by major stockholders.

Executive Sessions

       The board of directors regularly holds executive sessions without executive management present. Board executive sessions are led by the Chairman of the Board, and committee executive sessions are led by the applicable independent committee chairperson. Any director can request additional executive session(s) to be scheduled.

Compensation Plans Risk Assessment

       As part of its oversight function, our board of directors and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our board has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Committees of the Board of Directors

       The board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to the board of directors as and when appropriate. The board presently has three standing committees: an audit committee (which also serves as our qualified legal compliance committee), a compensation committee and a nominating and corporate governance committee. Each director who served on a committee attended at least 75% of all meetings of each such committee held during 2016. Each of the three standing committees of the board of directors described below operates pursuant to a written committee charter that is available to stockholders on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

Director	Independent Director	Audit and Qualified Legal Compliance Committee	Compensation Committee	Nominating and Corporate Governance Committee

Charles M. Boesenberg	X	X		X
Mark A. Culhane	X	X
Kevin M. Klausmeyer	X	X		X
Murray D. Rode	X		X
Nina L. Richardson	X		X
Leslie J. Stretch
James D. White	X		X	X

  Audit Committee and Qualified Legal Compliance Committee

       The audit committee and qualified legal compliance committee currently consist of:

    Mark A. Culhane (Chair)
    Charles M. Boesenberg
    Kevin M. Klausmeyer

       The audit committee met five times in 2016. Each of Messrs. Culhane, Boesenberg and Klausmeyer is "independent" as defined by current NASDAQ listing standards and meets the independence requirements of the Exchange Act, including without limitation Rule 10A-3, and qualifies as a "financial expert" as defined in the SEC rules. The audit and qualified legal compliance committee charter was amended and restated on March 6, 2014 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. Pursuant to its charter, the audit committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our independent auditors and other significant financial matters. As more fully described in its charter, the audit committee, among other things:

    •
    has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors;

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    reviews and approves the scope of the annual audit;

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    reviews and pre-approves the engagement of our independent auditors to perform audit and non-audit services and related fees;

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    reviews the integrity of our financial reporting process;

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    reviews our financial statements, disclosures and filings with the SEC;

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    reviews funding and investment policies;

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    reviews and approves an annual report of the audit committee for inclusion in this proxy statement;

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    reviews disclosures from our independent auditors regarding independence standards;

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    reviews and, if appropriate, approves, related-party transactions and/or other conflicts or potential conflicts of interest; and

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    annually reviews and assesses its performance and the adequacy of its charter.

       The members of our audit committee also act as our qualified legal compliance committee ("QLCC"). The QLCC is responsible for reviewing any reports it receives from attorneys representing us or our subsidiaries of a material violation or breach arising under United States federal or state laws. The QLCC has the authority and responsibility to adopt written procedures for the confidential receipt, retention and consideration of any report of violations, and to determine whether an investigation is necessary. The QLCC also has authority to initiate investigations and recommend that we implement appropriate measures in response to such reported violations. The audit committee, acting as the QLCC, reports to the board of directors at least once a year on any reports received and investigations conducted. The QLCC conducted its annual review of 2015 and 2016 during the audit committee meetings in February 2016 and 2017, respectively. As no violations or breaches were reported in 2015 or 2016, the QLCC did not hold any other meetings in 2016. The QLCC acts only by majority vote.

  Compensation Committee

       The compensation committee currently consists of:

    Murray D. Rode (Chair)
    Nina L. Richardson
    James D. White

       The compensation committee met five times in 2016. The board of directors has determined that each of the members of the compensation committee is: (i) a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, (ii) an "outside director" as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and (iii) "independent" as defined by current NASDAQ listing standards, including the enhanced independence requirements for compensation committee members. The compensation committee charter was amended and restated on April 28, 2016 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. As more fully described in its charter, the compensation committee, among other things:

    •
    oversees our compensation and benefits policies generally;

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    evaluates the performance of our senior executives and reviews our management succession plans;

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    oversees and sets compensation for our senior executives other than our CEO and advises and makes compensation recommendations to the board of directors for our CEO and directors;

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    reviews and approves an annual discussion and analysis on executive compensation for inclusion in our proxy statement;

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    reviews and approves any employment, severance and change of control agreements with our senior executives, as well as any other compensation arrangements; and

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    annually reviews and assesses its performance and the adequacy of its charter.

       A copy of the compensation committee charter can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. For more information regarding the compensation committee's processes and use of consultants, see the discussion in the "Compensation Discussion and Analysis" section of this proxy statement.

    Compensation Consultant

       The compensation committee retains Frederic W. Cook & Co., Inc. ("FW Cook") to advise the compensation committee on marketplace trends and provide guidance with respect to peer company practices involving executive compensation, management proposals for compensation programs, and executive officer compensation decisions. FW Cook evaluates our equity compensation programs generally, and also consults with the compensation committee about its recommendations to the board of directors on CEO and director compensation.

    Consultant Independence

       FW Cook is directly accountable to the compensation committee. To maintain the independence of the firm's advice, FW Cook does not provide any services for us other than those described above. In addition, the compensation committee conducted a conflict of interest assessment in 2016 by using the factors applicable to compensation consultants under SEC rules and no conflict of interest was identified.

  Nominating and Corporate Governance Committee

       The nominating and corporate governance committee ("NCG committee") currently consists of:

    Charles M. Boesenberg (Chair)
    Kevin M. Klausmeyer
    James D. White

       The NCG committee met three times in 2016. The board of directors has determined that each of the members of the NCG committee is "independent" as defined under current NASDAQ listing standards. The NCG committee charter was amended and restated on March 6, 2014 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. As more fully described in its charter, the NCG committee, among other things:

    •
    makes recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;

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    establishes criteria for membership on the board of directors and its committees, including criteria as to director independence;

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    oversees the process for evaluating the performance of our board of directors and its committees;

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    evaluates the current composition, organization and governance of our board of directors and its committees, determines future requirements and makes recommendations to our board of directors for approval;

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    annually reviews and evaluates its performance, including compliance with its charter; and

    •
    develops and recommends to the board of directors our corporate governance guidelines and code of business conduct and ethics and oversees compliance therewith.

Consideration of Director Nominees

  Stockholder Nominees

       Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see "Questions and Answers about the Annual Meeting, the Proxy Materials and Voting Your Shares – How Do I Propose Actions for Consideration or Nominate Individuals to Serve as Directors at Next Year's Annual Meeting of Stockholders?" above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG committee. The NCG committee's policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG committee seeks to balance an individual's knowledge, experience and capabilities and compliance with the membership criteria set forth below under "Director Qualifications."

  Director Qualifications

       Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG committee for a position on our board of directors. These include judgment, diversity, age, skills, background and experience in light of the board of directors' present composition and the current challenges and needs of the board of directors and its committees. The NCG committee also takes into account the independence, financial literacy and financial expertise standards required under our corporate governance guidelines and committee charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate's present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background and experience when we identify director candidates, we do not have a formal policy that requires nominees to meet specific criteria.

  Identifying and Evaluating Nominees for Directors

       The NCG committee utilizes a variety of methods to identify and evaluate director nominees. The NCG committee regularly assesses the appropriate size of the board of directors and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG committee through current board of director members, professional search firms engaged by the NCG committee, stockholders or others. These candidates are evaluated at regular or special meetings of the NCG committee and may be considered at any point during the year.

DIRECTOR COMPENSATION

       We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peer companies. We use the same group of peer companies for assessment of director compensation as we use for assessment of executive compensation, and the board believes our director compensation is generally in line with our peer companies. It is a part of our compensation philosophy that director compensation, both cash and equity, be at approximately the median of director compensation among our peer companies. We encourage active interaction between directors and our executives both during and between formal meetings, and we compensate our directors for their time and effort. We believe it is important to align the long-term interests of our directors with those of the company and its stockholders, and that equity compensation awards are an appropriate means to achieve this alignment, while encouraging director ownership of our common stock.

       Our non-employee directors receive annual cash retainers for board and committee service, and each receives an annual equity award of restricted stock units valued at $175,000. Smaller cash retainers and equity awards are associated with service as Chairman of the Board and on our board committees. Pursuant to our Executive Officer and Non-Employee Director Stock Ownership Policy (the "Stock Ownership Policy"), each non-employee director must currently own our common stock in an amount equivalent to three times the amount of the annual cash retainer that we currently pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Any individual who is not currently subject to our Stock Ownership Policy, but becomes subject to it, must own the appropriate number of shares within three years of commencing service on the board of directors. Exceptions to this Stock Ownership Policy may be made in the case of extraordinary circumstances such as personal hardship. A copy of the Stock Ownership Policy can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

       The specific cash retainer and equity award provisions of our director compensation arrangements are set forth in the table below.

		Annual Cash Retainer (1)	Annual Equity Compensation (2) (3)

Board of Directors Membership		$30,000	$175,000 in RSUs
Chairman of the Board		$30,000	$60,000 in RSUs
Audit Committee	Chair	$20,000	$15,000 in RSUs
	Member	$10,000
Compensation Committee	Chair	$15,000
	Member	$8,000
Nominating and Corporate Governance Committee	Chair	$8,000
	Member	$6,000
  (1)
  The annual cash retainers are payable in quarterly installments.
  (2)
  New directors receive $175,000 in RSUs on the date they first join the board. Subsequently, RSUs are awarded immediately following the annual meeting of stockholders. If a new director has served less than one year, at the first annual meeting after joining the board, the new director's annual RSU award will be pro-rated based on the portion of the year that the new director served on the board. For example, if a director joined the board on September 15 and the annual meeting was on the following June 15, that director would receive $175,000 in RSUs on September 15 and 75% of the standard annual RSU award on June 15.
  (3)
  RSUs fully vest on the date of the award. Directors may sell the shares underlying the RSUs provided they meet the requirements of our Insider Trading Policy and our Stock Ownership Policy.

       We have entered into change of control agreements with each of our non-employee directors, which provide that, in the event of a change of control, all options and time-based restricted stock units ("RSUs") then held by each director will immediately vest.

       The table below shows the compensation received by each of our non-employee directors during 2016. Our non-employee directors do not receive fringe or other benefits.

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (RSUs) ($) (2) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

William B. Binch (4)	$43,720	$204,995	—	—	—	$248,715
Charles M. Boesenberg	$72,021	$235,003	—	—	—	$307,024
Michele Vion Choka (5)	$51,000	$175,006	—	—	—	$226,006
Mark A. Culhane	$50,000	$175,006	—	—	—	$225,006
Kevin M. Klausmeyer	$46,000	$175,006	—	—	—	$221,006
Murray D. Rode	$38,000	$175,006	—	—	—	$213,006
James D. White (6)	$16,242	$175,017	—	—	—	$191,259
  (1)
  Mr. Stretch, our President and CEO, does not receive any compensation for his service as a member of the board of directors. Nina L. Richardson joined the board of directors in February 2017 and therefore did not receive any compensation in 2016.
  (2)
  The amounts shown reflect the aggregate grant date fair value of RSU awards determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. These amounts do not represent the actual amounts paid to, or realized by, the directors during 2016. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying valuation of equity awards.
  (3)
  RSUs are awarded and fully vested immediately following the annual meeting of stockholders.
  (4)
  During 2016, Mr. Binch received $17,258 in fees paid in cash for his service as Lead Independent Director. Mr. Binch retired from the board of directors effective July 28, 2016. As the Chairman of the Board is independent, the board of directors determined that a separate Lead Independent Director role was unnecessary and eliminated it.
  (5)
  Ms. Choka retired from the board of directors effective February 2, 2017.
  (6)
  Mr. White was appointed to the board of directors effective July 28, 2016.

       The following table sets forth information with respect to RSUs granted during 2016 to our non-employee directors. No stock options were granted during 2016 to our non-employee directors.

Name (1)	Grant Date	Stock Awards (RSUs): Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock Awards and Option Awards ($) (2)

William B. Binch (3)	6/8/2016	10,322	—	—	$204,995
Charles M. Boesenberg	6/8/2016	11,833	—	—	$235,003
Michele Vion Choka (4)	6/8/2016	8,812	—	—	$175,006
Mark A. Culhane	6/8/2016	8,812	—	—	$175,006
Kevin M. Klausmeyer	6/8/2016	8,812	—	—	$175,006
Murray D. Rode	6/8/2016	8,812	—	—	$175,006
James D. White (5)	7/28/2016	8,358	—	—	$175,017
  (1)
  Ms. Richardson was appointed to the board of directors effective February 2, 2017 and therefore did not receive any equity compensation in 2016.
  (2)
  The amounts represent grant date fair value of each RSU award computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to, or realized by, the directors during 2016. See Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying valuation of equity awards.
  (3)
  Mr. Binch retired from the board of directors effective July 28, 2016.
  (4)
  Ms. Choka retired from the board of directors effective February 2, 2017.
  (5)
  Mr. White was appointed to the board of directors effective July 28, 2016.

       The following table provides information regarding outstanding equity awards to non-employee directors, consisting of stock options granted in prior years, and applicable market values, at the end of 2016.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Mark A. Culhane	6/6/2012	15,000	—	$5.27	6/6/2022
	6/5/2013	15,000	—	$6.25	6/5/2023

Kevin M. Klausmeyer	4/29/2013	2,604	2,084	$4.31	4/29/2023

Compensation Committee Interlocks and Insider Participation

       None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

       In this section, we discuss and analyze the 2016 compensation of our:

    •
    Chief Executive Officer ("CEO") Leslie Stretch;

    •
    Chief Financial Officer ("CFO") Roxanne Oulman;

    •
    former CFO Bob L. Corey1; and

    •
    Chief Technology Officer ("CTO") Jimmy Duan.

       We refer to these individuals in this proxy statement as our "named executive officers" or "NEOs."

Executive Summary

  Business Highlights

       Total revenue in 2016 was $206.7 million, an increase of 19% over 2015, and total recurring revenue, which includes both software-as-a-service ("SaaS") revenue and maintenance revenue, was $162.6 million. SaaS revenue was $151.5 million, an increase of 31% over 2015, and maintenance revenue was $11.1 million. Professional services revenue was $43.8 million. Other key financial highlights for 2016 included:

    •
    on a generally accepted accounting principle ("GAAP") basis:

    o
    recurring revenue gross margin was 74% in 2016, consistent with the prior year; and

    o
    operating loss was $17.4 million and net loss was $19.0 million compared to $11.7 million and $13.1 million, respectively, in the prior year.

    •
    on a non-GAAP2 basis:

    o
    recurring revenue gross margin was 77%, consistent with the prior year; and

    o
    operating income was $18.1 million and net income was $16.9 million compared to operating income of $12.7 million and net income of $11.2 million in the prior year.

       Achievement of these levels of non-GAAP recurring revenue gross margin and SaaS revenue growth resulted in a calculated payout under our 2016 Executive Incentive Bonus Plan at 75% of target, as discussed under "Cash Compensation – Incentive-Based Cash Bonuses" below. However, consistent with our commitment to corporate profitability goals, we reduced the actual cash bonus payouts to approximately 48% of the target bonus.

1
Mr. Corey retired on November 15, 2016, and Ms. Oulman replaced him as Executive Vice President, Chief Financial Officer as of that date. We entered into a transition and retirement agreement with Mr. Corey pursuant to which he will continue his employment by providing transition services to us as Executive Vice President to the Office of the Chief Executive Officer through June 30, 2017.

2
Please refer to Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

  Strategic Executive Compensation Actions

       An important goal of our executive compensation arrangements is to align the interests of our NEOs with those of our stockholders. In keeping with that goal, key elements of our 2016 executive compensation program included:

    •
    NEOs were eligible for incentive-based cash bonuses only to the extent that (i) threshold levels of 2016 non-GAAP recurring revenue gross margin and SaaS annual revenue growth were met and that (ii) the payment of such bonuses would not affect achievement of our corporate profitability goals;

    •
    We continued to emphasize "variable" incentives for our NEOs, including time-based restricted stock units ("RSUs") and, for our CEO, compensation potential through performance-based restricted stock units ("PSUs") that will be paid only if we achieve specified levels of total stockholder return, compared to such returns for the companies in our 2016 executive compensation peer group over the 2016 through 2018 period;

    •
    We normally grant PSUs to all NEOs – in line with our pay for performance philosophy – but for 2016 the compensation committee decided to grant PSUs only to the CEO in order to leverage the retention value of RSU awards for other NEOs, particularly in light of their significant existing holdings of unvested PSUs, which continue to encourage achievement during 2016 because they cover a multi-year period. For 2017 compensation, the compensation committee has resumed granting PSUs to all NEOs. PSUs represent the majority of our CEO's equity compensation in 2017.

    •
    Our NEOs did not receive any significant benefits or perquisites that were not offered to our employees generally;

    •
    Our "double trigger" change of control agreements for NEOs require termination of employment before benefits become payable; and

    •
    We do not pay any gross-ups or other tax reimbursements.

       We believe that our governance practices related to executive compensation are in line with the interests of stockholders:

    •
    All members of our board of directors other than our CEO are independent directors under applicable NASDAQ listing standards, including our Chairman of the Board;

    •
    Our compensation committee directly engages its own compensation consultant to provide independent advice on executive compensation matters;

    •
    Our NEOs and non-employee directors maintain significant direct ownership of our common stock, as required under our stock ownership guidelines;

    •
    We prohibit our NEOs and members of our board of directors from pledging or hedging shares of our stock; and

    •
    At our 2016 annual meeting of stockholders, the non-binding advisory vote on executive compensation for our NEOs as described in the proxy statement for that meeting was approved by the holders of over 98% of the shares that voted on the proposal. The compensation committee and board of directors believe the results of this stockholder vote generally affirm our approach to executive compensation policies and decisions.

Compensation Setting Process

  Compensation Philosophy

       Our compensation committee and board of directors believe that, in order for us to increase stockholder value over the long term, we should compete for and retain talented executives who are motivated to achieve challenging strategic business objectives. Our executive compensation program seeks to align the interests of our NEOs with those of our stockholders by rewarding performance that meets or exceeds goals established by the board of directors to promote our success and increase stockholder value over the long term. In line with our pay for performance philosophy, our executive compensation program is designed to:

    •
    attract and retain highly-qualified executives in a competitive market;

    •
    reward performance of executives in furtherance of important corporate goals;

    •
    reinforce fair and competitive compensation;

    •
    focus the executive team on our operating goals by tying a substantial portion of their compensation to performance targets to which they are held accountable; and

    •
    maintain a balance between short-term incentive compensation that is largely paid in cash and long-term incentive compensation in the form of equity awards.

       The components of our executive compensation program consist of base salaries, incentive-based cash bonuses, and equity awards with performance- and time-based vesting. Total compensation for each NEO, and the relative size of each compensatory element, is determined by the compensation committee (or by the board of directors, in the case of our CEO) considering relevant factors in light of the goals listed above. For example, because the CEO has a larger impact on our performance than anyone else on the executive team, his total compensation is greater than that of other NEOs and a larger portion of his total target compensation is tied to our stock price and meeting specific financial measures, making it "variable" and creating greater incentive for him to achieve these financial measures, which the compensation committee and board of directors believe is important to increasing stockholder value.

       The overall 2016 target pay mix for each of our NEOs is illustrated below. "Fixed" compensation includes base salary and "variable" compensation includes incentive-based cash bonuses, time-based RSUs and performance-based PSUs.

Target Pay Mix

  The Compensation Committee's Role

       The compensation committee oversees our executive compensation program, including review and approval (or recommending to our board of directors for approval) of the compensation arrangements for our NEOs. The compensation committee engaged FW Cook as its independent compensation consulting firm, to provide advice with respect to executive compensation matters, including guidance on peer company practices. FW Cook interacts with management as necessary and reports directly to the compensation committee, and its chairperson in particular. The compensation committee has the sole authority to direct FW Cook's work. FW Cook did not perform any other consulting or other services for our management in 2016. The compensation committee reviewed FW Cook's independence in 2016 and concluded that its work did not raise any conflicts of interest. In addition, the compensation committee conducted a conflict of interest assessment, using the factors applicable to compensation consultants under SEC rules, and did not identify any conflicts of interest.

       The compensation committee reviews and approves our general compensation policies to ensure that they complement one another and align with our overall corporate goals and policies, and do not encourage overly aggressive risk taking. Additionally, the compensation committee oversees our equity incentive plans, including reviewing and approving (or recommending to the board of directors for approval) all equity awards to our NEOs. The compensation committee may delegate some of its responsibilities to the compensation committee chairperson.

  Determining Executive Compensation

       In determining total compensation that is designed to retain, reward and motivate individual NEOs, the compensation committee considers various factors, including the scope of the NEO's job, the importance of the NEO's responsibilities to the accomplishment of our significant business objectives, expected value of the NEO's contribution to our success, anticipated changes in our business plans and their potential impact on the NEO's responsibilities, individual performance, our recent financial performance, and market competitiveness.

       The compensation committee's review includes a comparison of each primary element of executive compensation with peer group practices because the compensation committee believes that the base salaries, incentive-based cash bonuses and equity awards for our NEOs should be comparable to practices among our peers, particularly with respect to the markets we target for hiring and retention. However, the compensation committee (and board of directors, in the case of our CEO), does not set compensation levels to meet any specific benchmarks, and only uses this data as a point of reference to set compensation at levels consistent with the competitive market. The company's executive compensation peer group consists of publicly-held SaaS companies with annual revenues up to $600 million. This threshold was established in 2014 because it was approximately four times the company's then-current revenue, which the compensation committee and FW Cook considered to be a reasonable range for executive compensation peers. Although our revenue has grown significantly since that time, the compensation committee has kept this revenue threshold unchanged in evaluating the peer group. After reviewing the analysis and recommendations of FW Cook in July 2015, the compensation committee removed athenahealth, Inc., Dealertrack, Inc., ServiceNow, Inc. and Workday, Inc. from the peer group due to the growth of those companies' annual revenues and added Cyber-Ark Software Ltd., Ellie Mae, Inc., LogMeIn, Inc. and QAD Inc. to the peer group as their annual revenues were in line with our peer group criteria. The compensation committee approved the following peer group for 2016 compensation:

Constant Contact, Inc.	Jive Software, Inc.	QAD Inc.
Cornerstone OnDemand, Inc.	LogMeIn, Inc.	RealPage, Inc.
Cyber-Ark Software Ltd.	Marketo, Inc.*	SciQuest, Inc.*
Demandware, Inc.*	Medidata Solutions, Inc.	SPS Commerce, Inc.
Ellie Mae, Inc.	NetSuite Inc.*	The Ultimate Software Group, Inc.
Fleetmatics Group PLC	Proofpoint, Inc.	Zendesk, Inc.
Intralinks Holdings, Inc.*	PROS Holdings, Inc.
  *
  Subsequently acquired.

Cash Compensation

       In 2016, cash compensation for our NEOs consisted of:

    •
    base salary, which is a fixed amount generally reviewed annually; and

    •
    incentive-based cash bonuses, which, if we achieve specified business operating goals, are paid to our NEOs, but only to the extent that such bonus payments do not affect our overall corporate profitability goals.

       The compensation committee believes that the levels of cash compensation paid to our NEOs are competitive with market practices and appropriate to motivate our NEOs. In determining total target cash compensation for specific NEOs, the compensation committee considers, among other factors, recommendations from our CEO for NEOs other than himself.

       The compensation committee allocated our NEO's cash compensation between base salary and incentive-based cash bonus based on various criteria, including:

    •
    market data provided by the compensation committee's independent compensation consultant;

    •
    our CEO's recommendations and an internal review of each NEO's compensation and performance, both individually and relative to other executives; and

    •
    each individual's tenure as one of our NEOs.

  Base Salaries

       The compensation committee considers salary increases for our NEOs on an annual basis, setting salaries based on corporate objectives and the recommendations of Mr. Stretch after assessing each NEO's performance. A similar process is used by the board of directors in setting Mr. Stretch's salary. In neither case does the CEO provide recommendations on his own salary. The compensation committee also reviews FW Cook's analysis of salary ranges for various executive positions, based on data from our approved list of peer companies. In February 2016, following such a review, the compensation committee and board of directors decided not to change the base salary of Mr. Stretch from 2015, and decided to increase 2016 base salaries for Mr. Corey and Mr. Duan effective April 1, 2016. The compensation committee and board of directors based their decisions on several factors, including each NEO's target pay mix, performance, retention objectives and competitive market data. Mr. Corey will continue to receive his base salary through June 30, 2017. Ms. Oulman's base salary was set at $350,000, effective upon her appointment as CFO. The following table shows the changes in base salary effective April 1, 2016 and the percentage increase for each NEO compared to 2015:

Name and Position	2015 Base Salary	2016 Base Salary (1)	Percentage Increase

Leslie J. Stretch, Chief Executive Officer	$500,000	$500,000	0%
Bob L. Corey, Executive Vice President to the Office of the Chief Executive Officer and Former Chief Financial Officer	$385,000	$404,250	5%
Jimmy Duan, Executive Vice President, Chief Technology Officer	$330,000	$346,500	5%
Roxanne Oulman, Executive Vice President, Chief Financial Officer (2)	not applicable	$350,000	not applicable
  (1)
  Effective April 1, 2016, except for Ms. Oulman, whose base salary was increased effective November 15, 2016.
  (2)
  Ms. Oulman was appointed an executive officer on November 15, 2016.

    Leslie J. Stretch, Chief Executive Officer

       The compensation committee recommended, and board of directors decided, not to change Mr. Stretch's base salary for 2016 in order to emphasize long-term equity compensation in his overall target pay mix, which was in line with trends in our peer group.

    Bob L. Corey, Executive Vice President to the Office of Chief Executive Officer and Former Chief Financial Officer

       Effective April 1, 2016, Mr. Corey's base salary was $404,250, a 5% increase over his $385,000 base salary for 2015. The compensation committee determined that this increase was appropriate given Mr. Corey's performance and the compensation data for comparable positions among our peer group. Mr. Corey retired as our Executive Vice President, Chief Financial Officer on November 15, 2016, but he will continue to receive his base salary through June 30, 2017 (unless he resigns or we terminate his employment for cause before that date) in connection with his performance of transition services for us as Executive Vice President to the Office of the Chief Executive Officer.

    Jimmy Duan, Executive Vice President, Chief Technology Officer

       Effective April 1, 2016, Mr. Duan's base salary was $346,500, a 5% increase over his $330,000 base salary for 2015. The compensation committee determined that this increase was appropriate given his performance and data for our peer group.

    Roxanne Oulman, Executive Vice President, Chief Financial Officer

       On November 15, 2016, Ms. Oulman was appointed Executive Vice President, Chief Financial Officer, and her base salary was set at $350,000. The compensation committee believed that this base salary is appropriate given the nature of her new responsibilities and her experience.

  Incentive-Based Cash Bonuses

       In order to promote a pay-for-performance environment, we use incentive-based cash arrangements, which are based on our achievement of specific corporate goals. This cash compensation is "variable" because the executive receives such incentive compensation only to the extent that we achieve minimum performance targets and such payments do not affect achievement of our overall corporate profitability goals.

    2016 Executive Incentive Bonus Plan

       Our 2016 Executive Incentive Bonus Plan ("2016 Bonus Plan"), which is summarized in the table below, applied to each of our NEOs and established two performance goals that were consistent with the prior year: (i) non-GAAP recurring revenue gross margin in 2016, and (ii) SaaS annual revenue growth in 2016. For the non-GAAP recurring revenue gross margin performance metric, the compensation committee established higher performance levels than in 2015. Each performance goal was weighted 50% and rewarded independently of the other. For each performance goal, achievement of the threshold, target and maximum metrics would result in payouts of 50%, 100% and 200%, respectively, of the target bonus apportioned to such performance goal. If actual performance fell between the threshold, target and maximum amounts, no incremental payment would be made. With respect to each performance metric, no payout would be made for performance below the threshold level and payouts may not exceed 200% of the target bonus. We achieved non-GAAP recurring revenue gross margin of 77% and SaaS revenue growth of 30% for 2016, resulting in a calculated payout under the plan of 75% of the target bonus. However, because payments at that level would have been inconsistent with our corporate profitability goals, our

CEO recommended that payouts under the 2016 Bonus Plan be reduced. The compensation committee approved this recommendation and reduced bonus payouts to approximately 48% of the target bonus.

Performance Goal	Description	Weighting	Achievement Level	Payout

Gross Margin	Non-GAAP recurring revenue	50%	Threshold: 75%	50% of target
	gross margin in 2016		Target: 77%	100% of target
			Maximum: 79%	200% of target
Revenue	SaaS annual revenue growth	50%	Threshold: 30%	50% of target
Growth			Target: 33%	100% of target
			Maximum: 37%	200% of target

       The compensation committee retains the right to make discretionary cash bonus payments in meritorious circumstances. We paid no such discretionary cash bonuses to our NEOs in 2016 but the compensation committee made discretionary equity awards to Mr. Corey and Ms. Oulman as discussed below under "Equity Compensation."

    Leslie J. Stretch, Chief Executive Officer

       Based on Mr. Stretch's current and historic cash compensation, the cash compensation paid to CEOs at our peer group companies, and the recommendations of FW Cook, the compensation committee recommended, and the board of directors approved, setting Mr. Stretch's target bonus under the 2016 Bonus Plan at 100% of his base salary during 2016 (i.e., $500,000), which percentage was unchanged from the prior year. Mr. Stretch's compensation under the 2016 Bonus Plan represented a larger portion of his total target cash compensation than for our other NEOs because the compensation committee and the board of directors believed that his position has a more direct impact on achievement of our corporate objectives and stockholder value. Consequently, a greater proportion of his compensation was "variable," and the compensation committee and the board of directors believed that this aligned his incentives with the interests of our stockholders. Mr. Stretch earned $242,872 for 2016 performance under the 2016 Bonus Plan.

    Bob L. Corey, Executive Vice President to the Office of Chief Executive Officer and Former Chief Financial Officer

       The compensation committee kept Mr. Corey's target bonus percentage under the 2016 Bonus Plan unchanged from the prior year, at 65% of his base salary during 2016 (i.e., $259,651) based on their assessment of the impact his position has on our results, the compensation paid to comparable positions among our peer group companies, and the CEO's recommendation. Mr. Corey remained eligible to participate in the 2016 Bonus Plan under his transition and retirement agreement and he earned $126,124 for 2016 performance under the 2016 Bonus Plan.

    Jimmy Duan, Executive Vice President, Chief Technology Officer

       The compensation committee kept Mr. Duan's target bonus percentage under the 2016 Bonus Plan unchanged from the prior year at 65% of his base salary during 2016 (i.e., $222,558) based on their assessment of the impact his position has on our results, the compensation paid to comparable positions among our peer group companies, and the CEO's recommendation. Mr. Duan earned $108,107 for 2016 performance under the 2016 Bonus Plan.

    Roxanne Oulman, Executive Vice President, Chief Financial Officer

       Effective November 15, 2016, Ms. Oulman's target bonus percentage was increased to 65% of her base salary in connection with her promotion, and was prorated from the period of time following her promotion (i.e., $147,619). The compensation committee believes this target bonus percentage was appropriate because it was consistent with that of the former CFO's target bonus. Ms. Oulman earned $71,705 for 2016 performance under the 2016 Bonus Plan.

    2017 Executive Profit-Sharing Plan

       In February 2017, the compensation committee approved our 2017 Executive Profit-Sharing Plan ("2017 Profit-Sharing Plan"), which applies to our CEO and CFO. Under the 2017 Profit-Sharing Plan, operating margin and SaaS annual revenue growth were selected as the executive compensation performance metrics for 2017. The compensation committee believes that the selection of these performance metrics promotes the advancement of our long term business objectives, including our long term model of achieving $400 million in SaaS revenue and non-GAAP operating margin approaching 20%. Each goal will be weighted 50% and rewarded independently of the other. For each performance goal, achievement of the threshold and target metrics will result in payouts of 50% and 100%, respectively, of the target bonus apportioned to such performance goal. If actual performance falls between the threshold and target, linear interpolation will be used. No payout will be made for performance below the threshold level and payouts may not exceed 100% of the target bonus. Consistent with prior years, payments under the 2017 Profit-Sharing Plan will be paid only to the extent that such bonus payments do not affect our overall corporate profitability goals.

       In order to more closely align Mr. Duan's bonus targets with his primary responsibilities, the compensation committee decided that instead of participating in the 2017 Profit-Sharing Plan, Mr. Duan's bonus for 2017 would be tied to customer retention and professional services revenue and professional services margin.

Equity Compensation

       Our compensation committee believes that equity compensation should be a substantial element of our executive compensation arrangements because equity encourages executives to think like stockholders and primarily rewards long-term company performance and value creation, which aligns the interests of our NEOs with those of our stockholders. The type and amounts of equity compensation in 2016 were based on a review of market and peer group data and guidance from the compensation committee's compensation consultant. The compensation committee (and in the case of Mr. Stretch, the board of directors) determines what amount of equity compensation is appropriate for each NEO relative to peer group data based on a variety of factors, including:

    •
    in the case of our NEOs other than the CEO, the recommendation of the CEO;

    •
    guidance from the compensation committee's compensation consultant;

    •
    the role and scope of responsibilities of each NEO;

    •
    the experience, performance, expected future contributions, and tenure of each NEO;

    •
    the NEO's target total cash compensation;

    •
    compensation of the NEO's peers within the company;

    •
    the relative amounts of RSUs and PSUs in the NEO's equity compensation;

    •
    our performance and the importance of the NEO's responsibilities in accomplishing our corporate objectives;

    •
    our burn rate and trends in our stock price; and

    •
    the need for additional retention incentives (including an assessment of the retention value of each recipient's unvested equity awards).

       Accordingly, the compensation committee (and board of directors) used its judgment to arrive at the equity compensation types and levels that would enhance our ability to retain our NEOs and provide them with sufficient incentive to help us achieve our long-term performance objectives. The compensation committee (and board of directors) considered levels of equity compensation for our NEOs that it believed were competitive with market conditions (as reflected by our compensation peer group) and executives holding comparable positions at our compensation peer group companies, as well as the other factors described above. The compensation committee (and board of directors) does not determine the size of equity awards for NEOs based on a specific formula, but rather through the exercise of the compensation committee's (or board of director's) judgment after considering these factors.

       For 2016, Mr. Stretch's equity compensation consisted of both time-based RSUs and performance-based PSUs, while equity awards for other NEOs consisted solely of time-based RSUs. The compensation committee utilized time-based RSUs, vesting over three years, to encourage retention of NEOs. One-third of these RSUs vest on the first anniversary of the grant date and the remaining two-thirds vest in eight equal installments on the last calendar days of May, August, November and February over two years thereafter, subject to the NEO's continued service. This vesting schedule is referred to as our standard time-based vesting.

       Although the compensation committee normally grants PSUs to all NEOs in line with our pay for performance philosophy, the compensation committee decided not to grant PSUs to NEOs other than our CEO in 2016 in order to emphasize RSUs for retention purposes, and in light of the NEOs' significant existing holdings of unvested PSUs, which continue to encourage achievement in 2016 since they cover a multi-year period. For 2017 compensation, the compensation committee resumed granting PSUs to all NEOs, with PSUs comprising the majority of our CEO's equity compensation. The terms of the PSUs granted to our CEO in 2016 are described below.

  Leslie J. Stretch, Chief Executive Officer

       In February 2016, the board of directors awarded Mr. Stretch 250,000 time-based RSUs, with a grant date fair value of $3.5 million and standard time-based vesting as described above. The board of directors and compensation committee believe that our CEO has a key role in increasing stockholder value over the long term. To align our CEO's interests with those of our stockholders, in February 2016 the board of directors also awarded Mr. Stretch a target PSU award of 35,714 shares, with a grant date fair value of $0.6 million. These PSUs vest contingent on the achievement of minimum, target and maximum levels of total stockholder return relative to the companies in our 2016 executive compensation peer group (listed above under Compensation Setting Process – Determining Executive Compensation) over the three-year period from January 1, 2016 through December 31, 2018. The board of directors and compensation committee applied relative total stockholder return as a performance metric for the PSUs instead of SaaS revenue growth, the metric applicable to the PSUs granted in 2015, because (i) a total stockholder return performance metric directly ties the award payout to stockholder interests, (ii) total stockholder return is a widely used performance metric, and (iii) the SaaS revenue growth metric for the PSUs granted in 2015 already covers 2016 performance. If our actual total stockholder performance falls between these amounts, linear interpolation will be used to determine the payout. No payout will be made for performance below the threshold level of 30th percentile total stockholder return and payouts may not exceed 200% of the target bonus. The PSUs will, to the extent earned, vest on the third anniversary of the grant date.

Performance Level	Achievement Level	Payout

Threshold	30th Percentile	50% of target
Target	60th Percentile	100% of target
Maximum	90th Percentile	200% of target

       The board of directors determined Mr. Stretch's RSU and PSU award amounts and terms after consideration of the compensation committee's recommendation, market data and related guidance from the compensation committee's compensation consultant, the level of Mr. Stretch's target total cash compensation, Mr. Stretch's performance, input from institutional investors, and the other factors described above. The size of the award was not determined based on a specific formula, but rather through the exercise of the judgment of the compensation committee and the board of directors after considering these factors. In particular, the compensation committee and board of directors decided to set the total value of Mr. Stretch's equity compensation close to that of 2015, but allocate a smaller portion of his equity compensation to PSUs (compared to 2015) based on a review of his significant existing holdings of unvested PSUs, which cover a multi-year period and trends in the company's peer group away from PSUs.

  Bob L. Corey, Executive Vice President to the Office of Chief Executive Officer and Former Chief Financial Officer

       In February 2016, the compensation committee awarded Mr. Corey 123,214 RSUs, with a grant date fair value of $1.6 million and standard time-based vesting as described above. The compensation committee determined the amount of this award after consideration of the CEO's recommendation, market data and related guidance from the compensation committee's compensation consultant, the level of Mr. Corey's target total cash compensation, Mr. Corey's performance and the other factors described above. The size of the award was not determined based on a specific formula, but rather through the exercise of the compensation committee's judgment after considering these factors. In particular, the compensation committee considered Mr. Corey's significant existing holdings of unvested RSUs and that his equity compensation would consist of solely RSUs in 2016. In October 2016, the compensation committee made a discretionary award to Mr. Corey of 5,577 RSUs, with a grant date fair value of $0.1 million, fully vested on the grant date, in recognition of his significant contributions to our successful 2016 follow-on stock offering which resulted in $100.3 million in net cash proceeds to the company.

       Under his transition and retirement agreement, Mr. Corey's RSU awards will continue to vest and he will receive accelerated vesting of any unvested RSUs on June 30, 2017 (unless he resigns or we terminate his employment for cause before that date). The agreement also modifies Mr. Corey's PSU award that was granted in July 2015 so that (i) the target amount of PSUs is pro-rated down to 51,454 and (ii) the applicable performance period ends June 30, 2017 instead of June 30, 2018. The PSUs will vest at the end of the performance period to the extent relevant performance metrics are achieved as of June 30, 2017 (unless Mr. Corey resigns or we terminate his employment for cause before that date). In addition, the post-employment exercisability of Mr. Corey's stock options will be extended for nine months following June 30, 2017.

  Jimmy Duan, Executive Vice President, Chief Technology Officer

       In February 2016, the compensation committee awarded 107,142 RSUs to Mr. Duan, with a grant date fair value of $1.4 million and standard time-based vesting as described above. The compensation committee determined the RSU award amount after consideration of the recommendation of the CEO, market data and related guidance from the compensation committee's compensation consultant, the level of Mr. Duan's target total cash compensation, Mr. Duan's performance and the other factors described above. The size of the award was not determined based on a specific formula, but rather through the exercise of the compensation committee's judgment after considering these factors. In particular, the CEO and the compensation committee considered the level of compensation of our other executives, the broad scope of Mr. Duan's responsibilities relative to those of CTOs at peer companies, and that his equity compensation would consist of solely RSUs in 2016.

  Roxanne Oulman, Executive Vice President, Chief Financial Officer

       In February 2016, as part of our annual employee equity awards to recognize performance and encourage retention, the compensation committee awarded Ms. Oulman 35,714 RSUs, with a grant date fair value of $0.5 million and standard time-based vesting as described above. In October 2016, the compensation committee made a discretionary award to Ms. Oulman of 2,788 RSUs, with a grant date fair value of $51,000, fully vested on the grant date, in recognition of her significant contributions to our successful 2016 follow-on stock offering which resulted in $100.3 million in net cash proceeds to the company.

       On November 15, 2016, in connection with her promotion, the compensation committee awarded Ms. Oulman 95,238 RSUs, with a grant date fair value of $1.6 million and standard time-based vesting as described above. The compensation committee determined the RSU award amount after consideration of the recommendation of the CEO, market data and related guidance from the compensation committee's compensation consultant, the level of Ms. Oulman's target total cash compensation, Ms. Oulman's performance and the other factors described above. The size of the award was not determined based on a specific formula, but rather through the exercise of the compensation committee's judgment after considering these factors. In particular, the CEO and compensation committee considered Ms. Oulman's existing holdings of unvested RSUs and the amount of equity compensation granted to our former CFO in 2016.

  2017 Performance-Based Restricted Stock Units

       For 2017, the compensation committee resumed granting PSUs to all NEOs consistent with the grant practices described above under "Equity Compensation". These PSUs will vest contingent on the achievement of two performance goals: (i) annual operating margin over the three year period from January 1, 2017 through December 31, 2019, and (ii) annualized SaaS revenue growth over the three year period from January 1, 2017 through December 31, 2019. The compensation committee believes that the selection of these performance metrics promotes the advancement of our long term business objectives, including our long term model of achieving $400 million in SaaS revenue and non-GAAP operating margin approaching 20%. Each performance goal will be weighted 50% and rewarded independently of the other. If actual performance falls between the levels set, linear interpolation will be used to determine the amount of PSUs earned, provided that no payout will be made for performance below the threshold levels and the maximum amount of PSUs that may vest with respect to a performance goal is 200% of the target amount. Annual operating margin is measured at the end of each fiscal year of the three-year performance period, to determine the potential payout for that performance goal and that year. However, the PSUs will, to the extent earned, vest on the third anniversary of the grant date.

Other Compensation Policies and Information

  Other Benefits

       Consistent with market practice in our industry, our NEOs have agreements that provide potential severance benefits, including equity award vesting acceleration, if termination occurs in connection with a change of control (i.e., double-trigger). The compensation committee believes that severance and change of control arrangements mitigate some of the risk that exists for executives working in an industry such as ours with significant acquisition activity, and incent executives to successfully execute and support particular transactions, such as if we were acquired.

       These arrangements are also intended to attract and retain qualified executives who otherwise may pursue alternative employment that they perceive to be less risky absent potential severance benefits. The compensation committee and our board of directors regularly review the benefits provided by these arrangements, and a detailed description (including a quantification of the benefits) is below in the section entitled "Change of Control Arrangements, Employment Contracts and Severance Agreements." We do not provide tax gross-ups if an executive is subject to taxes as a result of severance or change of control benefits.

       Our NEOs participate in employee benefit plans that are otherwise generally provided to our employees, including our employee stock purchase plan, 401(k) plan, internet allowance, and health and welfare benefits. We do not provide additional benefits or perquisites to our NEOs that are not made available to other employees.

  Corporate Policies

    Insider Trading Policy; Equity Award Policy

       We use our Insider Trading Policy ("Insider Trading Policy") to administer compliance with laws and regulations involving securities trades, and we use our Equity Awards Administration Policy ("Equity Award Policy") to avoid any appearance of impropriety with respect to the timing of equity awards. Our Insider Trading Policy prohibits stock transactions by our board of directors and employees during specified windows, and prohibits hedging, pledging, short-selling and purchases of options (such as "puts" or "calls") that involve our securities. Our Equity Award Policy can be found on the investor relations page of our Internet website at www.calliduscloud.com.

    Stock Ownership Policy

       To further align the long-term interests of our NEOs and non-employee directors with those of our stockholders, our stock ownership guidelines require our NEOs and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Stock Ownership Policy mandates that our NEOs own shares of our common stock having an aggregate value at least equal to 100% of the officer's annual base salary (300% in the case of our CEO). The Stock Ownership Policy also requires each non-employee member of the board of directors to own shares of our common stock having an aggregate value at least equal to three times the amount of the annual cash retainer that we pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Newly-hired or promoted NEOs are required to comply with our Stock Ownership Policy within three years following his or her hire or promotion date. Newly-appointed or newly-elected directors must comply with our Stock Ownership Policy within three years following his or her appointment or election to the board of directors.

       Each NEO and non-employee director remains subject to the Stock Ownership Policy as long as he or she continues to be employed by us or serving on the board of directors, respectively. Exceptions may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Stock Ownership Policy annually, as of the record date of our annual meeting of stockholders ("Determination Date"), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the average daily closing price of our common stock over the 12 months immediately preceding the Determination Date. To calculate stock ownership, shares underlying unexercised stock options are not included, while 65% of unvested RSUs (estimating net after tax shares assuming a 35% tax rate) are included. As of the record date of April 17, 2017, all of the individuals subject to the guidelines of our Stock Ownership Policy were in compliance with the Stock Ownership Policy.

  Accounting and Tax Considerations

       We account for stock-based awards made to all employees and non-employee directors, such as stock options, RSUs and PSUs, in accordance with the requirements of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, including expensing stock options over the applicable vesting period. From April 2006 until October 2011, we granted stock options with maximum terms of five years. For any stock options granted after October 2011, the maximum term was increased from 5 to 10 years to mitigate the forfeiture rate experienced by our employees and non-employee directors.

       Tax deductibility of executive compensation is not currently a material factor in determining executive compensation. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended ("Code"), limits the tax deductibility of compensation in excess of $1 million received by certain of our NEOs, unless the compensation is "performance-based" as defined by the Code.

Compensation Tables

  Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)

Leslie J. Stretch	2016	$500,000	—	$3,931,423	—	$242,872	$1,990 (4)	$4,676,285
President and Chief	2015	$487,500	—	$3,999,982	—	$282,000	$1,780	$4,771,262
Executive Officer	2014	$450,000	—	$3,300,000	—	$168,639	$1,660	$3,920,299

Bob L. Corey	2016	$399,437	—	$1,730,948	—	$126,124	$1,800 (4)	$2,258,309
Executive Vice President	2015	$376,250	—	$2,298,983	—	$138,970	$1,780	$2,815,983
to the Office of Chief Executive Officer and Former Chief Financial Officer	2014	$350,000	—	$2,041,428 (5)	—	$78,698	$1,660	$2,471,786

Jimmy Duan	2016	$342,375	—	$1,416,417	—	$108,107	$1,686 (4)	$1,868,585
Executive Vice President,	2015	$321,250	—	$1,699,983	—	$120,793	$1,772	$2,143,798
Chief Technology Officer	2014	$295,000	—	$1,320,000	—	$159,076	$1,584	$1,775,660

Roxanne Oulman Executive Vice President, Chief Financial Officer	2016	$260,000	—	$2,123,158 (6)	—	$71,705	$1,694 (4)	$2,456,557
  (1)
  On November 15, 2016, Mr. Corey retired as Executive Vice President, Chief Financial Officer, and Ms. Oulman was promoted from Senior Vice President, Finance and Accounting, to Executive Vice President, Chief Financial Officer. Mr. Corey will continue his employment with us as Executive Vice President to the Office of the Chief Executive Officer through June 30, 2017 (unless he resigns or we terminate his employment for cause before that date). Ms. Oulman was not a named executive officer in 2014 and 2015.
  (2)
  The amounts shown reflect the grant date fair value of stock options, RSUs and PSUs determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during the applicable year. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to time-based vesting conditions. See Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying valuation of equity awards. Details of the 2016 stock awards can be found in "Compensation Tables – Grants of Plan-Based Awards During 2016" below. Details regarding equity awards that are still outstanding can be found in "Compensation Tables – Outstanding Equity Awards at 2016 Year-End" below. For 2016, the CEO's amounts include the value of PSUs assuming achievement of 100% of the maximum award for PSUs.
  (3)
  Except as otherwise described in these footnotes, reflects amounts earned pursuant to our Bonus Plans for the applicable year. Our 2016 Bonus Plan is described above under "Compensation Discussion and Analysis – 2016 Incentive-Based Cash Bonuses." Amounts for Mr. Duan reflect amounts earned pursuant to his commission-based sales compensation plan for 2014.
  (4)
  Includes $1,000 of matching contributions under our 401(k) plan, and the following amounts for life and accidental death and dismemberment insurance premiums: $990 for Mr. Stretch, $801 for Mr. Corey, $686 for Mr. Duan, and $694 for Ms. Oulman.
  (5)
  Includes the following awards for 2013 performance: (a) a discretionary award of 15,000 RSUs to Mr. Corey for his exceptional performance with respect to improving our balance sheet and (b) an equity grant composed of 7,560 stock bonus shares and 7,559 RSUs, which Mr. Corey would have received if he had participated in the 2013 equity award plan that was otherwise applicable to our other executives.
  (6)
  Includes an award granted in connection with Ms. Oulman's promotion.

  Grants of Plan-Based Awards During 2016

       The following table sets forth information with respect to payments to our NEOs pursuant to our 2016 Bonus Plan and equity granted during 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (3)	and Option Awards (4)

	2/16/2016	—	—	—	—	—	—	250,000	$3,305,000
Leslie J. Stretch	2/16/2016	—	—	—	17,857	35,714	71,428	—	$626,424
	—	$125,000	$500,000	$1,000,000	—	—	—	—	—

	2/16/2016	—	—	—	—	—	—	123,214	$1,628,889
Bob L. Corey	10/17/2016	—	—	—	—	—	—	5,577 (5)	$102,000
	—	—	—	—	—	—	—	—	—

Jimmy Duan	2/16/2016	—	—	—	—	—	—	107,142	$1,416,417
	—	—	—	—	—	—	—	—	—

	2/16/2016	—	—	—	—	—	—	35,714	$472,139
Roxanne Oulman	10/17/2016	—	—	—	—	—	—	2,788 (5)	$51,020
	11/15/2016	—	—	—	—	—	—	95,238 (6)	$1,600,000
	—	—	—	—	—	—	—	—	—
  (1)
  The 2016 Bonus Plan provided for two performance metrics weighted 50% each. The amounts shown reflect the "threshold" or minimum payment level based on achievement of one of the threshold performance metrics, the "target" payment level based on achievement of both of the target performance metrics, and the "maximum" payment level based on achievement of both of the maximum performance metrics that our NEOs could have received under our 2016 Bonus Plan, as described above under "Compensation Discussion and Analysis – 2016 Incentive-Based Cash Bonuses".

  Actual amounts paid for 2016 are set forth in "Compensation Tables – Summary Compensation Table" above.
  (2)
  As described above under "Compensation Discussion and Analysis – 2016 Equity Grants," the performance metric applicable to our CEO is relative total stockholder return as compared to the companies in our 2016 executive compensation peer group over the three-year period from 2016 through 2018.
  (3)
  As described above under "Compensation Discussion and Analysis – 2016 Equity Grants," these awards are time-based RSUs, one-third of which vest on first anniversary of the grant date and the remaining two-thirds of which vest in eight equal installments on the last calendar day of May, August, November and February over two years thereafter.
  (4)
  The amounts represent the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718 and exclude the impact of estimated forfeitures related to time-based vesting conditions. They do not represent the actual amounts paid to or realized by the NEOs during 2016. See Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying valuation of equity awards.
  (5)
  These awards to Mr. Corey and Ms. Oulman were in recognition of their contributions to our 2016 follow-on stock offering.
  (6)
  The compensation committee granted this award in connection with Ms. Oulman's promotion.

  Outstanding Equity Awards at 2016 Year-End

       The following table provides information with respect to outstanding equity awards, including stock options, PSUs and RSUs, and applicable market values at the end of 2016:

		Option Awards				Stock Awards (PSUs and RSUs)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (*)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (*)

	8/30/2013 (3)	7,500	20,000	$7.69	8/30/2023	—	—	—	—
	2/15/2014 (4)	—	—	—	—	48,108	$808,214	—	—
Leslie J. Stretch	2/15/2014 (5)	—	—	—	—	—	—	137,500	$2,310,000
	7/15/2015 (6)	—	—	—	—	—	—	134,228	$2,255,030
	2/16/2016 (4)	—	—	—	—	250,000	$4,200,000	—	$4,200,000
	2/16/2016 (7)	—	—	—	—	—	—	35,714	$599,995

	5/31/2013 (1)	109,291	12,709	$6.01	5/31/2023	—	—	—	—
	2/15/2014 (5)	—	—	—	—	—	—	70,000	$1,176,000
Bob L. Corey	2/17/2015 (4)	—	—	—	—	25,937	$435,742	—	—
	7/15/2015 (6)	—	—	—	—	—	—	77,181	$1,296,640
	2/16/2016 (4)	—	—	—	—	123,214	$2,069,995	—	—

	8/30/2013 (3)	71,296	14,260	$7.69	8/30/2023	—	—	—	—
	2/15/2014 (5)	—	—	—	—	—	—	55,000	$924,000
Jimmy Duan	2/17/2015 (4)	—	—	—	—	19,171	$322,073	—	—
	7/15/2015 (6)	—	—	—	—	—	—	57,046	$958,373
	2/16/2016 (4)	—	—	—	—	107,142	$1,799,986	—	—

	7/31/2013 (1)	34,166	5,834	$6.67	7/31/2023	—	—	—	—
	7/31/2013 (2)	—	—	—	—	7,500	$126,000	—	—
	8/15/2014 (2)	—	—	—	—	3,750	$63,000	—	—
	11/15/2014 (2)	—	—	—	—	7,452	$125,194	—	—
Roxanne Oulman	2/17/2015 (4)	—	—	—	—	3,975	$66,780	—	—
	7/15/2015 (4)	—	—	—	—	13,446	$225,893	—	—
	8/17/2015 (4)	—	—	—	—	2,275	$38,220	—	—
	2/16/2016 (4)	—	—	—	—	35,714	$599,995	—	—
	11/15/2016 (4)	—	—	—	—	95,238	$1,599,998	—	—
  (1)
  Options vest over a period of four years, with 25% of the number of shares vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over three years thereafter.
  (2)
  RSUs vest over a period of four years, with one-fourth vesting on the first anniversary of the grant date and the remaining three-fourths vesting in equal quarterly installments over three years thereafter.
  (3)
  Options vest over a period of four years in equal monthly installments commencing on the grant date.
  (4)
  RSUs vest over a period of three years, with one-third vesting on the first anniversary of the grant date and the remaining two-thirds vesting in equal quarterly installments over two years thereafter.
  (5)
  On February 15, 2017, these PSUs vested to the following extent: 214,500 for Mr. Stretch, 109,200 for Mr. Corey and 85,800 for Mr. Duan.
  (6)
  PSUs vest on July 15, 2018, to the extent earned.
  (7)
  PSUs vest on February 16, 2019, to the extent earned.
  (*)
  The amounts shown are based on a price of $16.80 per share, which was the closing price of our common stock as reported on NASDAQ on December 30, 2016 (the last trading day of the year).

  Option Exercises and Stock Vested in 2016

       The following table provides information with respect to stock options that were exercised, and PSUs and RSUs that vested, in 2016:

	Option Awards		Stock Awards (PSUs and RSUs)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Leslie J. Stretch	92,500	$936,087	136,043	$2,135,582
Bob L. Corey	—	—	85,780	$1,363,304
Jimmy Duan	—	—	56,672	$888,329
Roxanne Oulman	—	—	45,386	$806,498
  (1)
  Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.
  (2)
  Represents the closing price of our common stock on the vesting dates multiplied by the number of shares that vested on that date.

  Employment Contracts, Severance Arrangements and Change of Control Arrangements

    Employment Contracts

       We do not have fixed-term employment agreements with our NEOs. All of our NEOs are employed "at will." We have agreements with all of our NEOs that contain severance and change of control arrangements.

    Severance Arrangements and Change of Control Arrangements

       The severance arrangements with our NEOs provide that if the NEO is terminated without cause or resigns for good reason (as those terms are defined in the agreements), the NEO will receive a lump sum severance payment equal to the base salary, target bonus, and cost of COBRA health benefits contributions set forth below. The term "cause" means the occurrence of any one or more of the following (provided that, in the case of the first three events, the employee has 30 days after written notice from us to cure such action unless not reasonably susceptible to cure): (i) any material act of misconduct or dishonesty by the employee in the performance of his or her duties; (ii) any willful or material failure by the employee to perform his or her duties; (iii) any material breach of any employment agreement, confidentiality agreement or proprietary information agreement; or (iv) the employee's conviction of (or pleading guilty or nolo contendere to) a misdemeanor involving theft, embezzlement, dishonesty or moral turpitude, or a felony. The term "good reason" includes: (i) any reduction in base salary or annual target bonus; (ii) any material reduction in any other benefits; (iii) any material reduction in duties or authority; or (iv) a requirement to relocate more than 35 miles. The following table reflects the estimated lump sum severance payment each NEO would have been entitled to receive if terminated without cause effective as of December 31, 2016 provided that such NEO had signed a release of claims:

Name	Month Equivalent	Salary Equivalent	Target Bonus Equivalent (1)	Health Benefits (2)	Total Severance Benefits

Leslie J. Stretch	18	$750,000	$750,000	$44,976	$1,544,976
Bob L. Corey	12	$400,000	$259,651	$20,597	$680,248
Jimmy Duan	9	$255,000	$166,919	$22,488	$444,407
Roxanne Oulman	12	$350,000	$147,619	$11,762	$509,381
  (1)
  The target bonus amounts are described above under "Cash Compensation – Incentive-Based Cash Bonuses – 2016 Executive Incentive Bonus Plan".
  (2)
  Amounts are based on an estimate of the cost of COBRA contributions for continued health care coverage.

       If such termination without cause or for good reason occurs within 18 months after a change of control, the change of control arrangements with our NEOs provide that in addition to the NEO receiving the lump sum severance payment set forth above, the NEO's existing awards of options and restricted stock units would immediately vest. If there had been a change of control in 2016 and the employment of one or more of our NEOs had been terminated by us without cause or by the NEO for good reason effective as of December 31, 2016, we estimate that the value of the acceleration of stock options, PSUs and RSUs would have been as follows:

Name	Value of Unvested Options (1)	Value of Unvested Time-Based RSUs (2)	Value of Unvested Performance-Based PSUs (2)

Leslie J. Stretch	$182,200	$4,957,814	$5,165,026
Bob L. Corey	$137,130	$2,505,737	$2,472,641
Jimmy Duan	$129,909	$2,122,058	$1,882,373
Roxanne Oulman	$59,098	$2,845,080	—
  (1)
  The value was measured by subtracting the exercise price of the option from the closing price of our stock as of December 30, 2016, and multiplying the difference by the number of unvested shares.
  (2)
  Represents the closing price of our common stock as reported on NASDAQ on December 30, 2016 (the last trading day of the year) multiplied by the number of unvested RSUs or PSUs, as applicable.

COMPENSATION COMMITTEE REPORT

       The compensation committee has reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

  Murray D. Rode, Chair
  Nina L. Richardson
  James D. White

       No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

Equity Compensation Plan Information

       The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by stockholders (1)	429,768	$6.6757	2,515,596
Equity compensation plans not approved by stockholders	—	—	—
Total	429,768	$6.6757	2,515,596
  (1)
  The number of shares of common stock available under our Amended and Restated Employee Stock Purchase Plan (the "Plan") increases on July 1 of each year by the lesser of: (a) 1,200,000 shares, (b) 2% of the outstanding shares of common stock on the last trading day immediately preceding such date, or (c) an amount determined by the board of directors. In 2016, the board of directors determined that the number of shares of common stock available under the Plan would not increase in 2016.

PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE 2013 STOCK INCENTIVE PLAN

       We are asking stockholders to approve an amendment to our 2013 Stock Incentive Plan (the "2013 Plan") to (a) add 4,700,000 shares of our common stock to the total number of shares reserved for issuance under the 2013 Plan, (b) impose minimum vesting requirements on awards under the 2013 Plan, (c) clarify that dividends may not be paid on unvested awards under the 2013 Plan, (d) limit the value of all awards made under the 2013 Stock Incentive Plan to any non-employee director in any calendar year to $500,000, and (e) set a ten-year expiration date on the 2013 Plan. Our board approved the increase on April 27, 2017, subject to approval by stockholders. If stockholders do not approve the amendment to the 2013 Plan, none of these changes will be made to the 2013 Plan.

       We are also asking our stockholders to approve the material terms, share limits, performance award dollar limit and performance criteria of the 2013 Plan pursuant to Section 162(m) of the Code to preserve corporate income tax deductions that may become available to us. We are asking the stockholders for this re-approval so that we may deduct for federal income tax purposes gains attributable to awards under the 2013 Plan that, when added to the compensation payable by us to certain executive officers in any single year, exceed $1,000,000.

       If stockholders do not approve the amendment to the 2013 Plan, or the 162(m) performance factors, none of these changes will be made to the 2013 Plan and we will not make any further grants under the 2013 Plan to our current and future "covered employees" as defined in Section 162(m) of the Code from the share increase proposed above until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

       A key aspect of our compensation philosophy, which is detailed in the "Compensation Discussion and Analysis" section of this proxy statement, is that long-term incentive compensation should be closely aligned with our stockholders' interests. We believe that a broad-based equity program is a powerful employee incentive and retention tool that promotes our success and benefits our stockholders.

       In the vote on approval of the amendment to the 2013 Plan and re-approval of the 162(m) performance factors, stockholders may:

    •
    vote in favor of the proposal;

    •
    vote against the proposal; or

    •
    abstain from voting on the proposal.

       Approval of the proposal requires a majority of the votes present, in person or by proxy, and entitled to vote on the matter. Abstentions will have the effect of a vote against this proposal. Our request for 4,700,000 additional shares represents 7.2% of our shares outstanding as of the record date. Our common stock is listed on The NASDAQ Stock Market under the symbol "CALD." On April 17, 2017, the reported closing sale price of our common stock on The NASDAQ Stock Market was $19.85 per share.

       Approval of the amendment will enable us to continue to use the 2013 Plan, which we consider important to our future success – our equity compensation programs are key to our ability to attract, retain and motivate the employee talent that is critical to attaining superior company performance and stockholder returns. Additionally, equity compensation can provide greater flexibility than cash alternatives in responding to changes in market-competitive compensation packages. As of the record date, 1,505,280 shares of our common stock remained available for future awards under the 2013 Plan, an amount that the board of directors believes to be insufficient to meet our anticipated needs. Therefore, to ensure that we will continue to have a reasonable number of shares available for use under our equity incentive program, the board of directors has unanimously adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of our common stock that may be issued under the 2013 Plan.

       As amended, the 2013 Plan will continue to promote responsible compensation and governance practices and the interests of stockholders. Features of the 2013 Plan include:

    •
    Limitation on Shares Issued.    Assuming approval, no more than 6,205,280 shares of common stock will be authorized for issuance under the 2013 Plan, including the 5 million shares which are the subject of this Proposal Two. If any shares covered by an award are forfeited, or if an award otherwise terminates without the delivery of the full number of shares related thereto (including for tax withholding), then the shares covered by such award shall again be available for issuance under the 2013 Plan. Shares that have been issued but are repurchased by, or surrendered or forfeited to, the company shall become available for future grant under the 2013 Plan.

    •
    No Discounted Stock Options.    Stock options must have an exercise price at least equal to the fair market value (i.e., the closing sale price) of our common stock on the date of grant.

    •
    No Annual "Evergreen" Provision.    The 2013 Plan requires stockholder approval of any additional authorization of shares – it has no automatic annual replenishment of shares under a plan "evergreen" provision. Stockholders must approve any additional increases in authorized shares under the 2013 Plan (other than certain capitalization adjustments).

    •
    No Stock Option Repricings Without Stockholder Approval.    The 2013 Plan prohibits the repricing of stock options without stockholder approval, except in connection with a merger, stock-split, extraordinary cash distribution and the like. This provision applies to direct repricings (lowering the exercise price of an option) and indirect repricings (exchanging an outstanding option that is underwater for cash, for options with an option price or base price less than that applicable to the original option, or for another equity award).

    •
    No Dividends on Unearned or Unvested Awards.    The 2013 Plan prohibits the payment of dividends or dividend equivalent rights on unearned or unvested awards. Dividend equivalents may however be (i) reinvested in shares subject to the same vesting provisions as provided for the underlying award or (ii) credited to an account for the participant and accumulated without interest until vesting.

    •
    Minimum Vesting Periods.    Ninety-five percent of the shares awarded under the 2013 Plan must have a vesting or performance period of at least one year.

    •
    Limitation on Shares Awarded to Non-Employee Directors.    The 2013 Plan limits the value of all awards made under the 2013 Plan to any non-employee director in any calendar year to $500,000.

Additional Information

       The Amended and Restated Employee Stock Purchase Plan (which is intended to qualify under Section 423 of the Code) and the 2013 Plan are our only active and effective equity compensation plans. With respect to all of our Stock Incentive Plans (including the 2003 Stock Incentive Plan, which was replaced by the 2013 Plan), as of the record date:

    •
    the total number of shares available for grant was 1,505,280;

    •
    368,194 stock options were outstanding;

    o
    the weighted average exercise price of such options was $6.18;

    o
    the weighted average remaining term of such options was 0.29 years; and

    •
    the total number of full value awards outstanding (i.e., awards that are not options or stock appreciation rights) was 3,633,320.

Key Terms of the 2013 Plan

       The following is a summary of the key provisions of the amended 2013 Plan, and is subject to the specific provisions which are set forth in Appendix B below.

Effective Date	The 2013 Plan became effective June 5, 2013.
Eligible Participants

•

Employees of Callidus or any of its subsidiaries or, if applicable, its parent

•

Non-employee directors of Callidus

•

Consultants of Callidus or any of its subsidiaries or, if applicable, its parent

Incentive stock options may be granted only to employees.

As of the record date, there were approximately 1,100 employees and six non-employee directors who were eligible to participate in the 2013 Plan.

Shares Authorized (reflects 4,700,000 additional shares authorized by this proposal)	6,205,280 shares of Callidus common stock, subject to adjustment to reflect certain changes such as stock splits and similar events.
Types of Awards

•

Incentive (i.e. qualified) stock options

•

Non-qualified stock options

•

Restricted stock units

•

Stock bonus awards

•

Stock appreciation rights

•

Such other awards that are denominated or payable in or based on or related to shares (including securities convertible into shares)

Vesting	Ninety-five percent of the shares awarded under the 2013 Plan must have a vesting or performance period of at least one year. In general, awards granted under our 2013 Plan will vest over a three-year period.
Termination Provisions	Generally, unvested awards lapse in case of termination of service except in case of death.
Term	Stock options and stock appreciation rights will not have a term longer than ten years.

Exercise Price of Stock Options and Stock Appreciation Rights	As determined by the compensation committee, but in no event less than the fair market value of our common stock on the day of grant.
Dividends	Dividends and dividend equivalent rights may not be paid on unearned or unvested awards prior to their vesting. Dividend equivalents may however be (i) reinvested in shares subject to the same vesting provisions as provided for the underlying award or (ii) credited to an account for the participant and accumulated without interest until vesting.

Administration

       The board of directors has delegated to the compensation committee the authority to administer the 2013 Plan. The compensation committee, among others and subject to the terms and limitations expressly set forth in the 2013 Plan, selects the individuals who receive awards, determines the number of shares covered by the awards and establishes the terms, conditions and other provisions of any awards granted under the 2013 Plan. The compensation committee may interpret the 2013 Plan and establish, amend and rescind any rules relating to the 2013 Plan.

Non-Employee Director Awards

       Non-employee directors are eligible to receive any type of award offered under the 2013 Plan except incentive stock options. Notwithstanding anything to the contrary under the 2013 Plan, the aggregate value of awards granted under the 2013 Plan to any non-employee director in any calendar year shall not exceed $500,000. Our director compensation program may be changed from time to time by our board of directors.

Terms Applicable to Stock Options and Restricted Stock Unit Awards

       The exercise price of stock options granted under the 2013 Plan must be no less than the fair market value of Callidus common stock, i.e. the closing sales price of our stock on The NASDAQ Stock Market on the day of grant. The term of the stock option awards and stock appreciation rights may not be longer than ten years.

       Subject to the limitations of the 2013 Plan, the board of directors, applicable committee and/or authorized personnel determines the terms and conditions applicable to stock option grants (including vesting and exercisability) and restricted stock unit grants, which may include, among other things, continued employment with Callidus, the passage of time, or such performance criteria and level of achievement of such criteria as the respective committee and/or personnel deems appropriate.

Section 162(m) Performance Awards

       Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million received by certain of our NEOs, unless the compensation is "performance-based" as defined by the Code. However, if the compensation qualifies as "performance-based" for purposes of Section 162(m), we may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. The 2013 Plan permits our board of directors or compensation committee to design awards to qualify as "performance-based" compensation within the meaning of Section 162(m).

       We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1 million to executive officers, our board of directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

       Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the 2013 Plan will qualify for exemption under Section 162(m). However, the 2013 Plan is structured with the intention that the compensation committee will have the discretion to make awards under the 2013 Plan that would qualify as "performance-based compensation" and be fully deductible.

       During any calendar year, no individual may receive: (i) options and stock appreciation rights for more than 1,500,000 shares, or (ii) other performance-based awards for more than 1,500,000 shares. Additionally, no person is eligible to receive more than $10,000,000 in performance-based awards in cash in any calendar year under the 2013 Plan.

       To the extent that the board of directors or compensation committee determines it to be desirable to qualify awards to our covered employees granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, such awards shall be administered by a committee of two or more "non-employee directors" within the meaning of Section 162(m) of the Code, referred to as a "162(m) committee."

       In addition, our 162(m) committee may make awards payable in cash or stock that are intended to qualify for the compensation deduction limitation exception under Section 162(m), to the extent required under Section 162(m), that are based on achievement of performance measures, alone or together with time-based vesting. If our 162(m) committee makes awards intended to qualify for the compensation deduction limitation exception under Section 162(m) as performance based compensation, then the performance measures we will use for such awards are limited to the following, as described in further detail in the 2013 Plan and to be selected by the 162(m) committee (please see Appendix B of this proxy statement): (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the company or any operating unit of the company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. To the extent permitted by Section 162(m), the 162(m) committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. The 162(m) committee shall not be authorized to increase the amount payable under performance-based compensation upon attainment of the pre-established formula and goals.

Transferability

       Generally, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, as further detailed in the 2013 Plan.

Amendments; Termination

       The board may amend, alter, suspend, or terminate the 2013 Plan at any time, provided that the board must obtain stockholder approval of any amendment of the 2013 Plan to the extent necessary and desirable to comply with applicable laws. Unless earlier terminated, the 2013 Plan will terminate ten years from the date it was originally adopted by the board, which is on April 2, 2023.

Corporate Transactions; Adjustments

       In the event of specified changes in our capital structure, such as a stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, then the number of shares covered by each outstanding award and the number of shares which have been authorized for issuance under the 2013 Plan but as to which no awards have yet been granted or which have been returned to the 2013 Plan upon cancellation or expiration of an award as well as the price per share covered by each outstanding award will be proportionately adjusted, subject to any required action by the stockholders.

       In the event of a dissolution or liquidation, the board or the compensation committee may provide (i) for a participant to have the right to exercise his or her award prior to such transaction, including shares as to which the award would not otherwise be exercisable and (ii) that any repurchase option of the company to any shares purchased upon exercise of an award shall lapse as to all such shares; if an award has otherwise not been previously exercised, such award will terminate prior to the consummation of the transaction.

       In the case of a merger or asset sale as further set out in the 2013 Plan, any or all outstanding awards will be continued, assumed or substituted by us or the successor corporation. If not continued, assumed or substituted, such award will become fully vested and exercisable and will expire within fifteen days of the administrator's notice to the award recipient of the full exercisability of the award.

Federal Income Tax Consequences

       The following summary generally describes the principal U.S. federal income tax consequences of awards that may be granted under the 2013 Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary is not tax advice and does not discuss all aspects of income taxation that may be relevant in light of an individual's personal investment circumstances.

       Non-Qualified Stock Options.    Non-qualified stock options do not qualify for any special tax benefits to the option award recipient. An option award recipient will not recognize any taxable income at the time he/she is granted a nonstatutory option. Upon exercise of a nonstatutory stock option, an option award recipient will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. Subject to certain limits, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the option award recipient in connection with such exercise. The option award recipient's basis in the option stock will be increased by the amount of the compensation income recognized. Upon the sale of the shares issued upon exercise of a nonstatutory stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.

       Restricted Stock Units.    In general, no taxable income is realized upon the grant of an unvested restricted stock unit award. The recipient will generally include, in ordinary income, the fair market value of the award of stock when the shares of stock are delivered to the recipient or when the restricted stock unit vests, as applicable. Subject to certain limits, we generally will be entitled to a tax deduction at the time and in the amount that the recipient recognizes ordinary income.

       Restricted Stock.    A recipient of restricted stock may be taxed in one of two ways: the recipient (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time, the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Subject to certain limits, generally we will be entitled to a tax deduction at the same time and for the same amount taxable to the recipient. If a recipient elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock.

       Stock Appreciation Rights.    A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares received is generally taxable to the recipient as ordinary income, and, subject to certain limits, we generally will be entitled to a corresponding tax deduction.

New 2013 Plan Benefits

       All awards to directors, executive officers, employees and consultants are made at the discretion of the 2013 Plan administrator. Future awards to our directors, officers, employees and consultants under the 2013 Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the 2013 Plan are not determinable at this time.

       In 2016, our Chief Executive Officer, other Named Executive Officers, current executive officers as a group, current non-employee directors as a group, and employees (excluding executive officers and directors) as a group were granted equity awards under the 2013 Plan, as follows:

Name and Position	Dollar Value ($)	Number of Units (1)

Leslie J. Stretch, Chief Executive Officer	$3,931,424	285,714
Bob L. Corey, Executive Vice President to the Office of Chief Executive Officer and Former Chief Financial Officer	$1,730,948	128,791
Jimmy Duan, Executive Vice President, Chief Technology Officer	$1,416,417	107,142
Roxanne Oulman, Executive Vice President, Chief Financial Officer	$2,123,158	133,740
All current executive officers, as a group (3 persons) (2)	$7,470,999	526,596
All current non-employee directors, as a group (6 persons)	$1,315,040	65,761
All current employees who are not executive officers or directors, as a group	$20,886,891	1,439,479
  (1)
  All equity awards granted in 2016 were either time-based or performance-based restricted stock units under the 2013 Plan.
  (2)
  The current executive officers are Mr. Stretch, Mr. Duan and Ms. Oulman.

History of Grants Under the 2013 Plan

       From the inception of the 2013 Plan through the record date of April 17, 2017, options to purchase a total of 668,500 shares had been granted under the 2013 Plan, 329,010 of which had been exercised and 223,306 of which remained outstanding. The options outstanding as of April 17, 2017 had a weighted-average exercise price of $7.21 per share. The closing price per share of our common stock as reported by NASDAQ on the record date was $19.85. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group, and all current employees, including all current officers who are not executive officers, as a group, from the inception of the 2013 Plan through the record date.

Name and Position	Dollar Value ($)	Number of Units

Leslie J. Stretch, Chief Executive Officer
Options	$922,800	120,000
RSU and PSU	$16,846,565	1,153,566
Bob L. Corey, Executive Vice President to the Office of Chief Executive Officer, Former Chief Financial Officer
RSU and PSU	$6,072,361	453,898
Jimmy Duan, Executive Vice President, Chief Technology Officer
Options	$657,926	85,556
RSU and PSU	$6,298,749	451,813
Roxanne Oulman, Executive Vice President, Chief Financial Officer
Options	$266,800	40,000
RSU and PSU	$4,409,190	296,156
All current executive officers, as a group (3 persons) (1)
Options	$1,847,526	245,556
RSU and PSU	$27,554,509	1,901,535
All current non-employee directors, as a group (6 persons)
Options	$203,125	32,500
RSU	$2,560,256	181,482
All current employees who are not executive officers, as a group
Options	$1,345,678	199,722
RSU and PSU	$72,798,716	4,804,108
  (1)
  The current executive officers are Mr. Stretch, Mr. Duan and Ms. Oulman.

       No shares have been granted under the 2013 Plan to any associates of our directors, executive officers or nominees, and no other person has received at least five percent of awards granted under the 2013 Plan.

Interest of Certain Persons in Matters to Be Acted Upon

       In considering the recommendation of our board of directors with respect to the amendment to the 2013 Plan and the re-approval of the 162(m) performance factors, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. Members of our board of directors, director nominees, and executive officers have an interest in the proposal to approve the amendment to the 2013 Plan, as each would be eligible to receive awards under that plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO THE 2013 STOCK INCENTIVE PLAN AND THE RE-APPROVAL OF 162(M) PERFORMANCE FACTORS.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

       We ask stockholders to indicate support for the compensation of our named executive officers ("NEOs") as disclosed in this proxy statement. This proposal, commonly known as "say-on-pay," gives our stockholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

       Accordingly, our board of directors asks our stockholders to vote "FOR" the following resolution at our 2017 annual meeting of stockholders:

    "RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company's proxy statement for the 2017 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and accompanying tables and disclosures."

       As described in detail under the heading entitled "Compensation Discussion and Analysis" above, our executive compensation program seeks to align the interests of our named executive officers with those of our stockholders by rewarding performance that meets or exceeds established goals. We believe that our pay practices and policies are aligned with performance and are competitive with peer practice, and appropriately motivate our NEOs to achieve business objectives that increase stockholder value. The compensation committee and board of directors periodically review our compensation decisions and practices to ensure that they remain consistent with these goals. In keeping with that goal, key elements of our 2016 executive compensation program included:

    •
    NEOs were eligible for incentive-based cash bonuses only to the extent that (i) threshold levels of 2016 non-GAAP recurring revenue gross margin and SaaS annual revenue growth were met and (ii) the payment of such bonuses would not affect achievement of our corporate profitability goals;

    •
    We continued to emphasize "variable" incentives for our NEOs, including time-based restricted stock units ("RSUs") and, for our CEO, compensation potential through performance-based restricted stock units ("PSUs") that will be paid only if we achieve specified levels of total stockholder return, compared to such returns for the companies in our 2016 executive compensation peer group over the 2016 through 2018 period;

    •
    We normally grant PSUs to all NEOs – in line with our pay for performance philosophy – but for 2016 the compensation committee decided to grant PSUs only to the CEO in order to leverage the retention value of RSU awards for other NEOs, particularly in light of their significant existing holdings of unvested PSUs, which continued to encourage achievement during 2016 because they covered a multi-year period. For 2017 compensation, the compensation committee has resumed granting PSUs to all NEOs. PSUs represent the majority of our CEO's equity compensation in 2017.

    •
    Our NEOs did not receive any significant benefits or perquisites that were not offered to our employees generally;

    •
    Our "double trigger" change of control agreements for NEOs require termination of employment before benefits become payable; and

    •
    We do not pay any gross-ups or other tax reimbursements.

       We believe that our governance practices related to executive compensation are in line with the interests of stockholders:

    •
    All members of our board of directors other than our CEO are independent directors under applicable NASDAQ listing standards, including our Chairman of the Board;

    •
    Our compensation committee directly engages its own compensation consultant to provide independent advice on executive compensation matters;

    •
    Our NEOs and non-employee directors maintain significant direct ownership of our common stock, as required under our stock ownership guidelines;

    •
    We prohibit our NEOs and members of our board of directors from pledging or hedging shares of our stock; and

    •
    At our 2016 annual meeting of stockholders, the non-binding advisory vote on executive compensation for our NEOs as described in the proxy statement for that meeting was approved by the holders of over 98% of the shares that voted on the proposal. The compensation committee and board of directors believe the results of this stockholder vote generally affirm our approach to executive compensation policies and decisions.

       The approval of the say-on-pay executive compensation resolution requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. However, the vote on the foregoing resolution is advisory, and therefore not binding on us, the compensation committee or the board of directors. Nevertheless, our board of directors and compensation committee value the opinions of our stockholders; to the extent there is any significant vote against this proposal, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY
STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF
THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

       The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers ("NEOs"), as disclosed pursuant to the SEC's compensation disclosure rules. By voting on this Proposal Four, stockholders may indicate whether they would prefer an advisory vote on NEO compensation every one, two, or three years.

       After careful consideration of this proposal, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate for us and our stockholders, and therefore our board of directors recommends that you vote for a one-year frequency for the advisory vote on executive compensation.

       In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

       You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote on this proposal.

       Your vote on this proposal is advisory, and therefore not binding on us or our board of directors. Generally, the approval of any matter presented to stockholders requires a majority of the votes present, in person or by written proxy, at the meeting and entitled to vote on the matter. However, because the vote on the foregoing resolution regarding the frequency of future votes on executive compensation is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. Even though this vote will neither be binding on us or our board of directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us or our board of directors, the board of directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our future proxy statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF
EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       On the recommendation of our audit committee, our board of directors has appointed KPMG, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2017. We are submitting this selection to our stockholders for ratification. Representatives from KPMG will be in attendance at the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement if they so desire.

       Assuming a quorum is present, the selection of KPMG as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the meeting is obtained. If our stockholders do not ratify the appointment of KPMG, the audit committee of the board of directors will reconsider the appointment.

Auditor Information

       The types of services and aggregate fees billed or expected to be billed by KPMG with respect to our 2016 and 2015 fiscal years are as follows:

Description of Services	2016	2015

Audit Fees (1)	$1,911,778	$1,495,699
Audit-Related Fees (2)	$160,000	$105,500
Tax Fees	N/A	N/A
All Other Fees	N/A	N/A
Total	$2,071,778	$1,601,199
  (1)
  The services relate to the audit of our annual financial statements, the review of the financial statements included in our quarterly reports, statutory audits and review of documents provided in connection with statutory or regulatory filings.
  (2)
  Relates to assurance and associated services that were reasonably related to the performance of the audit or the review of our annual financial statements.

       The audit committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.

       In accordance with its charter, the audit committee is required to pre-approve all audit and audit-related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm, subject to any de minimus exceptions authorized by applicable laws, rules or regulations. As part of its review, the audit committee considers whether any non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During 2016, all services performed by KPMG for our benefit were pre-approved by the audit committee in accordance with its charter and all applicable laws, rules and regulations. In 2016, KPMG did not perform any non-audit services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2017.

Audit Committee Report

       The audit committee of the board of directors (for the purposes of this report, the "Committee") is composed of three independent outside directors. The Committee has prepared the following report on its activities with respect to Callidus' audited financial statements for the fiscal year ended December 31, 2016 (the "audited financial statements").

    •
    The Committee has reviewed and discussed the audited financial statements with Callidus' management and KPMG, Callidus' independent auditors;

    •
    The Committee has also discussed with KPMG the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding "Communication with Audit Committees";

    •
    The Committee has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the audit committee concerning independence, and has discussed with KPMG its independence from Callidus; and

    •
    Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the board of directors that the audited financial statements and management's report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

THE AUDIT COMMITTEE

  Mark A. Culhane, Chair
  Charles M. Boesenberg
  Kevin M. Klausmeyer

       No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

OWNERSHIP OF CALLIDUS SOFTWARE INC. COMMON STOCK

       The following table sets forth, as of April 17, 2017, the record date, the shares of our common stock beneficially owned by:

    •
    each person known by us to own beneficially more than 5% of our common stock;

    •
    each of our directors and named executive officers; and

    •
    all directors and current executive officers as a group.

       Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who has, or shares, the power to vote or dispose of those securities. Shares of common stock subject to stock options that are exercisable, and RSUs that vest, within 60 days of April 17, 2017, the record date, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 64,862,796 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address (1)	Number	Percent

FMR LLC. (2) 245 Summer Street, New York, New York 02210	5,193,388	7.73%
Blackrock, Inc. (3) 55 East 52nd Street New York, New York 10022	3,674,730	5.47%
Wellington Management Group LLP (4) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	3,412,733	5.08%
Charles M. Boesenberg	156,176	*
Mark A. Culhane (5)	55,000	*
Kevin M. Klausmeyer (6)	36,094	*
Murray D. Rode	32,512	*
Nina L. Richardson	9,459	*
James D. White	8,358	*
Leslie J. Stretch (7)	330,340	*
Roxanne Oulman (8)	79,512	*
Bob L. Corey (9)	272,795	*
Jimmy Duan (10)	334,296	*
All current directors and executive officers as a group (9 persons) (11)	1,041,747	1.61%
  *
  Less than 1%.
  (1)
  Unless otherwise noted, all addresses are c/o Callidus Software Inc., 4140 Dublin Boulevard, Suite 400, Dublin, California 94568.

  (2)
  Based on Schedule 13G filed with the SEC on February 14, 2017, the shares are held by FMR, LLC, a parent holding company. FMR LLC, has sole voting power with respect to 3,063,825 shares, and sole dispositive power with respect to all 5,193,388 shares.
  (3)
  Based on a Schedule 13G filed with the SEC on January 23, 2017, the shares are held by BlackRock, Inc., a parent holding company. BlackRock, Inc. has sole voting power with respect to 3,558,588 shares, and sole dispositive power with respect to all 3,674,730 shares.
  (4)
  Based on a Schedule 13G/A filed with the SEC on February 9, 2017, the shares held by Wellington Management Group LLP. Wellington Management Group LLP has sole voting power with respect to 1,406,882 shares and sole dispositive power with respect to all 3,412,733 shares.
  (5)
  Includes 30,000 shares that may be acquired through the exercise of stock options.
  (6)
  Includes 4,688 shares that may be acquired through the exercise of stock options.
  (7)
  Includes 22,500 shares that may be acquired through the exercise of stock options and/or vesting of RSUs and PSUs, and 51,204 shares held by Mr. Stretch in a U.K. pension plan.
  (8)
  Includes 11,781 shares held in a family trust and 39,166 shares that may be acquired through the exercise of stock options.
  (9)
  Includes 264,785 shares that may be acquired through the exercise of stock options and/or vesting of RSUs and PSUs and 8,010 shares held indirectly by Mr. Corey, as trustee of the Corey Family Trust.
  (10)
  Includes 81,991 shares that may be acquired through the exercise of stock options and/or vesting of RSUs and PSUs.
  (11)
  See footnotes (5)-(10) above.

Certain Relationships and Related-Party Transactions

  Policies and Procedures for the Review and Approval of Related-Party Transactions

       Our legal and financial departments are primarily responsible for the development and implementation of processes and controls to identify and determine whether a transaction is or may involve related parties. All of our directors and NEOs respond to questionnaires that require disclosure of related-party transactions, arrangements or relationships, and on a quarterly basis we ask our directors and NEOs to update their responses. In addition, the affected director or NEO is required to bring these matters to the attention of our legal and financial departments in advance (or, if not practicable, as promptly as possible) for review. We determine whether the related person has a direct or indirect material interest in the transaction based on the totality of facts and circumstances, including our business interest in the transaction, whether the transaction is entered into in the normal course of business and/or on substantially comparable terms to transactions between unrelated parties, and whether there are alternatives to entering into the transaction. In addition, in accordance with its charter, the audit committee reviews and approves any related-party transactions that it determines are appropriate for us to undertake.

  Related-Person Transactions

       SEC rules require disclosure of transactions in which we are a participant and the amount exceeds $120,000, and in which a related person has a direct or indirect material interest.

    Lithium Technologies, Inc.

       In the normal course of business, we entered into agreements with Lithium Technologies, Inc. ("Lithium"), whose Chief Financial Officer from 2012 through August 2016 was Mr. Culhane, a member of our board of directors.

       In 2016, we entered into a one-year consulting and services contract with Lithium for Community Optimization, Social Response, Training & Certification, and platform optimization for $60,000, which was paid in full in August 2016. As of December 31, 2016, approximately $32,000 was included in prepaid and other current assets. In addition, we purchased a one-year subscription for Lithium's Customer Community platform for $0.2 million, which was paid in full in April 2016. As of December 31, 2016, approximately $75,000 was included in prepaid and other current assets.

    TIBCO Software Inc.

       In 2016, we renewed an annual subscription services agreement for $0.1 million with TIBCO Software Inc. ("TIBCO"), whose chief executive officer and director is Mr. Rode, a member of our board of directors. The original agreement had been entered into between TIBCO and ViewCentral LLC prior to our acquisition of the assets of ViewCentral LLC, and the renewal was at the same terms as the original agreement. In 2016, we recognized $75,000 of revenue in connection with the arrangement.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock, to file with the SEC initial statements of their beneficial ownership of our common stock, and statements of changes in their beneficial ownership of our common stock. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the forms provided to us and written representations from our executive officers and directors, we believe that all required Section 16(a) reports were filed during 2016. However, the Forms 4 reporting the February 2016 RSU grants for Mr. Stretch, Mr. Corey and Mr. Duan were inadvertently filed late, and the Form 3 and Form 4 associated with Ms. Oulman's appointment as CFO and November 2016 RSU grant were also inadvertently filed late.

ADDITIONAL INFORMATION

Other Matters

       We know of no other matters to be submitted at the 2017 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, the proxy holders intend to vote the shares they represent as the board of directors may recommend.

APPENDIX A

NON-GAAP FINANCIAL MEASURES

       In this proxy statement, we have provided supplemental financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP recurring revenue gross margin, non-GAAP operating income, and non-GAAP net income. We use these non-GAAP financial measures internally in analyzing our financial performance, and believe they may be useful to investors evaluating our performance, along with our GAAP financial measures. We believe that these non-GAAP financial measures may provide additional insight for investors in their evaluation of our operating results and trends, and in comparing our financial performance with that of other companies in our industry, many of which present non-GAAP financial measures of their own that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages)

(unaudited)

	Twelve Months Ended December 31,
	2016	2015
Non-GAAP recurring revenue gross margin reconciliation
Recurring revenue gross profit	$119,868	$95,605
Recurring revenue gross margin	74%	74%
Add back:
Non-cash stock-based compensation	1,639	1,237
Non-cash amortization of acquired intangible assets	3,428	2,719

Non-GAAP recurring revenue gross profit	$124,935	$99,561

Recurring revenue gross margin	77%	77%
Non-GAAP operating income (loss) reconciliation:
Operating loss	$(17,449)	$(11,655)
Operating loss, as a % of total revenues	(8)%	(7)%
Add back:
Non-cash stock-based compensation	29,123	18,592
Non-cash amortization of acquired intangible assets	5,225	4,440
Patent litigation and settlement costs	115	123
Acquisition-related costs	565	523
Restructuring and other	482	628

Non-GAAP operating income	$18,061	$12,651

Non-GAAP operating income, as a % of total revenues	9%	7%

A-1

	Twelve Months Ended December 31,
	2016	2015
Non-GAAP net income (loss) reconciliation:
Net loss	$(18,966)	$(13,148)
Net loss, as a % of total revenues	(9)%	(8)%
Add back:
Non-cash stock-based compensation	29,123	18,592
Non-cash amortization of acquired intangible assets	5,225	4,440
Patent litigation and settlement costs	115	123
Acquisition-related costs	565	523
Restructuring and other	482	628
Taxes	343	—

Non-GAAP net income	$16,887	$11,158

Non-GAAP net income, as a % of total revenues	8%	6%

A-2

APPENDIX B

CALLIDUS SOFTWARE INC.
2013 STOCK INCENTIVE PLAN

(as submitted for approval by stockholders June 14, 2017)

              1.           Purposes of the Plan.    The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

              2.           Definitions.    As used herein, the following definitions shall apply:

                            (a)          "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

                            (b)          "Applicable Laws" means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

                            (c)           "Award" means any Option or other stock-based or cash-based award granted under this Plan.

                            (d)         "Board" means the board of directors of the Company.

                            (e)         "Change of Control" means:

                                            (A)        The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (it being understood that securities owned by any person on the date hereof shall not be counted against such limit with respect to such person); or

                                            (B)         change in the composition of the Board occurring within a rolling two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are members of the Board as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board); or

                                            (C)         merger or consolidation involving the Company other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (including the parent corporation of such surviving entity)) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a sale or disposition by the Company of all or substantially all the Company's assets (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to the sale or disposition).

                            (f)           "Code" means the U.S. Internal Revenue Code of 1986, as amended.

                            (g)          "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

                            (h)         "Common Stock" means the common stock, par value $0.001 per share, of the Company.

                            (i)           "Company" means Callidus Software Inc., a Delaware corporation.

                            (j)           "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

                            (k)          "Director" means a member of the board of directors of the Company.

                            (l)           "Dividend Equivalent" means a right granted with respect to an Award, as provided in Section 12 below.

                            (m)        "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or protected as a matter of local law or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                            (n)         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                            (o)         "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                                            (A)        If the Common Stock is listed on any established stock exchange or traded on the NASDAQ Global Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or if such date is not a trading date, on the previous trading date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                                            (B)         In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                            (p)         "Full Value Award" means restricted shares, restricted stock units or similar Awards granted hereunder (other than Options and stock appreciation rights).

                            (q)          "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                            (r)           "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                            (s)           "Option" means a stock option granted pursuant to the Plan.

                            (t)           "Option Agreement" means an agreement evidencing the terms and conditions of an individual Option grant. Any Option Agreement is subject to the terms and conditions of the Plan.

                            (u)          "Optionee" means the holder of an outstanding Option granted under the Plan.

                            (v)           "Outside Director" means a Director who is not an Employee.

                            (w)          "Participant" means the holder of an outstanding Award granted under the Plan.

                            (x)           "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                            (y)           "Performance Award" means any Award that is subject to vesting and/or payment based on the attainment of performance goals.

                            (z)           "Performance-Based Compensation" means any Award (other than Options or stock appreciation rights) that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code and is granted to a Participant whom the Administrator believes may be a "covered employee" as defined in Section 162(m) of the Code as of the end of the taxable year in which the Company expects to take a deduction of the Award.

                            (aa)       "Performance Criteria" means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.

                            (bb)       "Performance Goals" means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an affiliate, division, business unit or an individual. The achievement of each Performance Goal shall be determined in accordance with applicable accounting standards.

                            (cc)        "Performance Period" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.

                            (dd)       "Plan" means this 2013 Stock Incentive Plan.

                            (ee)       "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

                            (ff)         "Service Provider" means an Employee, Director or Consultant.

                            (gg)       "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 below.

                            (hh)       "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

              3.           Stock Subject to the Plan.

                            (a)         Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 6,205,280 shares, plus any amounts subsequently approved by stockholders of the Company. The Shares may be authorized but unissued, or reacquired, shares or treasury shares.

                            (b)         No Participant may receive in any calendar year (i) Options and stock appreciation rights under the Plan that relate to more than 1,500,000 Shares or (ii) Performance-Based Compensation that relate to more than 1,500,000 Shares. Additionally, no Participant is eligible to receive more than $10,000,000 in performance-based awards in cash in any calendar year under the Plan.

                            (c)          If any Shares covered by an Award, or to which such an Award relates, are forfeited, or if an Award otherwise terminates in whole or in part without the delivery of the full number of Shares related thereto (including for tax withholding), then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. Shares that have been issued but are repurchased by, or surrendered or forfeited to, the Company shall become available for future grant under the Plan.

              4.           Administration of the Plan.

                            (a)         The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

                                            (A)        To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, such Awards shall be administered by a Committee of two or more "non-employee directors" within the meaning of Section 162(m) of the Code (a "162(m) Committee").

                                            (B)         To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                            (b)         Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

                                            (A)        to determine the Fair Market Value;

                                            (B)         to select the Service Providers to whom Awards may from time to time be granted hereunder;

                                            (C)         to determine the number of Shares to be covered by each such award granted hereunder;

                                            (D)        to approve forms of agreement for use under the Plan;

                                            (E)         to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                                            (F)         to amend the terms of any Award; provided that (A) no such amendment shall directly or indirectly reduce the exercise price of any Award without the approval of the Company's stockholders, and (B) no such amendment shall impair the rights of any Participant without the consent of the Participant;

                                            (G)        to grant Awards with such terms as the Administrator deems necessary or appropriate in order to comply with or take advantage of the laws of any jurisdiction in which a Participant resides or is employed or to establish a sub-plan under this Plan for such purposes;

                                            (H)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established by the Administrator for the purpose of qualifying for preferred tax treatment under foreign tax laws or complying with foreign securities or other legal requirements;

                                            (I)          to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld; and

                                            (J)          to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

                            (c)          All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

              5.           Eligibility.

                            (a)         Awards may be granted to Service Providers as determined by the Administrator in its sole discretion, except that Incentive Stock Options may be granted only to Employees.

                            (b)         Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or its Subsidiary, nor shall it interfere in any way with his or her right or the right of the Company or its Subsidiary, as appropriate, to terminate such relationship at any time, with or without cause.

              6.           Term of Plan.    The Plan shall become effective as determined by the Board and will terminate ten (10) years from the date the Plan was originally adopted by the Board unless sooner terminated under Section 16 of the Plan.

              7.           Award Vesting Limitations.    Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (including, but not limited to, Performance Awards and Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions) shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that the foregoing minimum vesting period will not apply in connection with: (a) a Change of Control, (b) the Participant ceasing to be a Service Provider due to death or disability (as defined in Section 10(b) below), (c) a substitute Award that does not reduce the vesting period of the Award being replaced, and / or (d) Awards that result in the issuance of an aggregate of up to 5% of the Plan's shares specified in Section 3(a).

              8.           Terms and Exercise of Options.

                            (a)         The term of each Option shall be stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

                            (b)         Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 8(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                            (c)          The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, subject to the following:

                                            (A)        the exercise price of any Option granted shall be no less than 100% of the Fair Market Value per Share on the date of grant; and

                                            (B)         the exercise price of any Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                            (d)         The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of: (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

                            (e)         Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise or unless required by local law, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                            (f)          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

                            (g)         Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              9.           Performance Awards.

                            (a)         The Administrator may grant Performance Awards based on performance goals (alone or together with time-based vesting) as determined by the Administrator in its discretion.

                            (b)         Any Performance Award that is intended to qualify as Performance-Based Compensation will be subject to the following limitations:

                                            (A)        Performance-Based Compensation shall be based upon objectively determinable formulas established in accordance with the provisions hereof.

                                            (B)         The 162(m) Committee shall select the Performance Criteria that shall be used to establish Performance Goals from the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

                                            (C)         To the extent permitted by Section 162(m), the 162(m) Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Laws, accounting principles or business conditions.

                                            (D)        The 162(m) Committee shall not be authorized to increase the amount payable under Performance-Based Compensation upon attainment of the pre-established formula and goals.

                            (c)           Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares or a combination of both, as determined by the Administrator. Without limiting the foregoing, the Administrator may grant performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

              10.         Termination of Relationship as a Service Provider.

                            (a)          Termination.    If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the vested portion of the Option shall remain exercisable for ninety (90) days following the Optionee's termination. If, after termination, the Optionee does not exercise his or her Option within the time specified herein or in the Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                            (b)          Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's disability, the Optionee may exercise an Option to the extent the Option is vested as of the date of termination, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                            (c)           Death of Employee Participant.    If an Employee Participant dies while a Service Provider, all shares subject to all outstanding Awards that are held by such Employee Participant at the time of death will have the vesting of such shares automatically accelerated twelve (12) months on the date of death. If the Award(s) is an Option(s), it may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option(s) as set forth in the Option Agreement(s)) to the extent vested as of the date of death (after giving effect to the twelve (12) month vesting acceleration set forth in the preceding sentence).

                            (d)          Death of Consultant or Outside Director Service Provider.    If a Participant who is a Consultant or Outside Director dies while a Service Provider, all outstanding Options may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option(s) as set forth in the Option Agreement(s)) to the extent vested as of the date of death. Unless otherwise specifically approved by the Administrator in writing, no Consultant or Outside Director shall be entitled to accelerated vesting of any kind upon death.

                            (e)         The Option(s) referenced in subsections (c) and (d) above may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option(s) under the Optionee's will or the laws of descent or distribution. If the Option(s) is not so exercised within the time specified herein, the Option(s) shall terminate, and the Shares covered by such Option(s) shall revert to the Plan.

                            (f)           Buyout Provisions.    The Administrator may at any time offer to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

              11.         Grants to Outside Directors.    Outside Directors are eligible to receive any type of Award offered under this Plan except Incentive Stock Options. Awards pursuant to this Section 11 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate value of Awards granted under this Plan to any Outside Director in any calendar year shall not exceed $500,000.

              12.         Non-Transferability of Awards.    Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Company may permit a Participant to transfer a Nonstatutory Stock Option as a gift to "immediate family" (as defined in Rule 16(a)-1(c) under the Exchange Act) or through a transfer to an entity domiciled in the United States in which more than 50% of the voting or beneficial interests are owned by "immediate family" or the Participant).

              13.         Grant of Dividend Equivalents.    Subject to the terms of the Plan, the Committee is authorized, but not required, to grant Dividend Equivalents with respect solely to Full Value Awards (and no other Awards) granted to Participants hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full Value Award once all restrictions on such Shares have been released. Notwithstanding anything to the contrary in this Plan, if Shares are forfeited or the restrictions on such Shares have not been released, then the Participant shall have no rights to such Dividend Equivalents.

                            (a)          Vested Shares.    With respect to Shares in which all restrictions have been released, the Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares, or otherwise reinvested, on the Participant's behalf; or (ii) except in the case of Performance Awards, will be, as accrued, paid or distributed to the Participant(in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the calendar year in which the corresponding dividends were paid to stockholders.

                            (b)          Unvested Shares.    Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full Value Awards shall, notwithstanding anything to the contrary in the Award agreement, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the underlying Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the underlying Award becomes vested. Any Dividend Equivalents accrued with respect to forfeited Awards will be forfeited to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents with respect to Performance Awards be paid or distributed unless and until, and only to the extent that the performance-based vesting provisions of the Performance Award are met.

              14.         Other Stock Awards.

                            (a)         The Administrator is hereby authorized to grant to Participants such other Awards (including, without limitation, grants of restricted stock, restricted stock units, stock bonus awards, and stock appreciation rights) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Administrator shall determine the terms and conditions of such Awards, which shall be set forth in an Award Agreement.

                            (b)         The exercise price of any stock appreciation right shall be no less than 100% of the Fair Market Value of the underlying share on the date of grant (except with respect to certain substitute stock appreciation rights granted in connection with a corporate transaction). No stock appreciation right shall be exercisable for more than ten years from the date of grant of the stock appreciation right.

              15.         Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

                            (a)          Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

                            (b)          Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award prior to such transaction, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

                            (c)           Merger or Asset Sale or Change of Control.    In the event merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company or an event constituting a Change of Control, each outstanding Award shall be continued or assumed or an equivalent award substituted by the Company or the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that any Award is not so continued, assumed or substituted, such Award shall become fully vested and exercisable. If an Award becomes fully vested and exercisable in lieu of continuation, assumption or substitution, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully exercisable for a period of no less than 15 days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger, sale of assets or other event constituting a Change of Control, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger, sale of assets or other event, the consideration (whether stock, cash, or other securities or property) received in the merger, sale of assets or other event by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided that if such consideration received is not solely common stock of the Successor Corporation or its Parent, the Administrator may provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock.

              16.         Amendment and Termination of the Plan.

                            (a)          Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

                            (b)          Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                            (c)           Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan by the Board shall impair the rights of any Participant with the consent of the Participant. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

                            17.         Prohibition on Repricing.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended, without stockholder approval, to directly or indirectly reduce the exercise price of outstanding Options or, if applicable, stock appreciation rights or to cancel underwater Options or stock appreciation rights in exchange for cash, other Awards or Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Options or stock appreciation rights.

              18.         Conditions Upon Issuance of Shares.

                            (a)          Legal Compliance.    Shares shall not be issued pursuant to any Award granted hereunder unless the issuance and delivery of such Shares shall comply with Applicable Laws.

                            (b)          Tax Withholding.    The Administrator shall require payment of any amount the Company may determine to be necessary to withhold for any income, employment or social insurance taxes or contributions, as applicable, as a result of the exercise of an Award.

              19.         Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

              20.         Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CALLIDUS SOFTWARE INC. ATTN: SECRETARY ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 4140 DUBLIN BLVD., SUITE 400 DUBLIN, CA 94568 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees Kevin M. Klausmeyer For 0 0 For 0 Against 0 0 Against 0 Abstain 0 0 Abstain 0 1a The Board of Directors recommends you vote FOR proposal 5. 5. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017. For 0 Against 0 Abstain 0 1b James D. White The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To approve an amendment to the 2013 Stock Incentive Plan (including, without limitation, certain material terms for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended). 3. To approve, on an advisory basis, executive compensation. The Board of Directors recommends you NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. 0 2 years 0 0 3 years 0 0 Abstain 0 vote FOR 1 YEAR on proposal 4. 1 year 0 4. To recommend, on an advisory basis, the frequency of future advisory votes on executive compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000336914_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com . CALLIDUS SOFTWARE INC. Annual Meeting of Stockholders June 14, 2017 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Leslie J. Stretch and Roxanne Oulman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CALLIDUS SOFTWARE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time on June 14, 2017, at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000336914_2 R1.0.1.15